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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
Check the appropriate box:
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☐	Soliciting Material under §240.14a-12

ONCOSEC MEDICAL INCORPORATED
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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 ONCOSEC MEDICAL INCORPORATED

To the Stockholders of OncoSec Medical Incorporated:

        Notice is hereby given that OncoSec Medical Incorporated, a Nevada corporation, will be holding its 2014 Annual Meeting of Stockholders on July 18, 2014, at 9:00 a.m., local time, at the company's executive offices located at 9810 Summers Ridge Road, Suite 110, San Diego, California 92121. You are cordially invited to attend. The Notice of Annual Meeting of Stockholders (the "Notice") and Proxy Statement, which describe the formal business to be conducted at the meeting, follow this letter.

        Whether or not you attend the meeting personally, it is important that your shares be represented and voted at the meeting. We are pleased to take advantage of Securities and Exchange Commission rules that allow companies to furnish their proxy materials over the internet. As a result, we are mailing to most of our stockholders the Notice instead of a paper copy of our proxy materials, which include the Notice, our Proxy Statement, our 2013 annual report on Form 10-K and a proxy card or voting instruction form. The Notice contains instructions on how to access those documents on the internet and how to cast your vote via the internet. The Notice also contains instructions on how to request a paper copy of our proxy materials. All stockholders who do not receive the Notice will receive a paper copy of the proxy materials by mail. If you receive a paper copy of our proxy materials, you can cast your vote by completing the enclosed proxy card and returning it in the postage-prepaid envelope provided, or by utilizing the telephone or internet voting systems.

        The Board of Directors and management look forward to seeing you at the Annual Meeting.

Sincerely,
/s/ PUNIT DHILLON Punit Dhillon President and Chief Executive Officer

June 2, 2014

ONCOSEC MEDICAL INCORPORATED

9810 Summers Ridge Road, Suite 110
San Diego, California 92121
(855) 662-6732

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of OncoSec Medical Incorporated.:

        The 2014 Annual Meeting of Stockholders (the "Annual Meeting") of OncoSec Medical Incorporated (the "Company," "OncoSec," "we" or "our") will be held on July 18, 2014 at 9:00 a.m., Pacific Time, at our principal executive offices at 9810 Summers Ridge Road, Suite 110, San Diego, California 92121, for the following purposes, which are further described in the accompanying proxy statement (the "Proxy Statement"):

  (1)
  to elect four directors to our Board of Directors to serve for a term of one year or until their successors are duly elected and qualified;

  (2)
  to ratify the appointment of Mayer Hoffman McCann P.C. as the Company's independent registered public accounting firm for the fiscal year ending July 31, 2014;

  (3)
  to approve the amendment and restatement of the Company's 2011 Stock Incentive Plan (the "2011 Plan") to, among other things, authorize the issuance of an additional 16,000,000 shares of common stock under the 2011 Plan; and

  (4)
  to transact other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

        The Board of Directors recommends a vote "FOR" each of the nominees and "FOR" proposals (2) and (3).

        Only stockholders of record at the close of business on May 20, 2014 are entitled to receive notice of and to vote at the Annual Meeting.

        To obtain directions to attend the Annual Meeting, please call Investors Relations at (855) 662-6732 ext 520. Our Notice of Annual Meeting of Stockholders, Proxy Statement and 2013 Annual Report are available to stockholders at: www.proxyvote.com.

By order of the Board of Directors,
/s/ PUNIT DHILLON Punit Dhillon President and Chief Executive Officer

San Diego, California
June 2, 2014

ONCOSEC MEDICAL INCORPORATED

PROXY STATEMENT

GENERAL INFORMATION

        We are sending you this proxy statement (this "Proxy Statement") in connection with the solicitation of proxies by our Board of Directors (the "Board") for the 2014 Annual Meeting of Stockholders (the "Annual Meeting") of OncoSec Medical Incorporated, a Nevada corporation (the "Company," "OncoSec," "we" or "our"), which we will hold on July 18, 2014 at 9:00 a.m., Pacific Time, at our principal executive offices at 9810 Summers Ridge Road, Suite 110, San Diego, California 92121.

        As permitted by the Securities and Exchange Commission ("SEC"), we are providing most stockholders with access to our proxy materials over the internet rather than in paper form. Accordingly, on or about June 6, 2014, we will mail a Notice of Internet Availability of Proxy Materials (the "Notice") containing instructions on how to access the proxy materials over the internet to most of our stockholders. We will mail printed copies of the full set of proxy materials to the rest of our stockholders. If you receive the Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you follow the instructions contained in the Notice for requesting such materials. The Notice instructs you on how to access and review all of the important information contained in our Proxy Statement and our 2013 Annual Report to Stockholders over the internet. The Notice also instructs you on how to submit your proxy via the internet.

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Stockholders to Be Held on July 18, 2014

        The Notice of Annual Meeting of Stockholders, Proxy Statement and 2013 Annual Report are available to stockholders at: www.proxyvote.com. You are encouraged to access and review all of the important information contained in the proxy materials before voting.

Voting Information

        The presence, in person or by a proxy relating to any matter to be acted upon at the Annual Meeting, of the holders of a majority of the outstanding shares of common stock will constitute a quorum for purposes of the Annual Meeting. Abstentions, broker non-votes, and shares as to which authority to vote on any proposal is withheld are each included in the determination of the number of shares present at the Annual Meeting for purposes of obtaining a quorum.

        Under our Amended and Restated Bylaws ("Bylaws"), when a quorum is present at any meeting, directors are elected by a plurality of the votes cast by the stockholders entitled to vote in the election of directors. Under our Bylaws, the affirmative vote of the holders of a majority of the shares represented at the meeting and entitled to vote on the subject matter is necessary for the approval of the other proposals set forth in this Proxy Statement, as explained under each proposal. For purposes of the election of directors, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will count toward the presence of a quorum. A "broker non-vote" occurs when a broker or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner. Under applicable rules, brokers or other nominees have discretionary voting power with respect to matters that are considered routine, but not with respect to non-routine matters. Proposal No. 1 (the election of directors) and Proposal No. 3 (amendment and restatement of our 2011 Stock Incentive Plan) are considered non-routine matters. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on these proposals. Proposal No. 2

(ratification of independent registered public accounting firm) is considered a routine matter. Broker non-votes are not expected to result from the vote on Proposal No. 2.

        If any other matters are properly presented at the Annual Meeting for consideration, including, among other things, consideration of a motion to adjourn the meeting to another time or place, the individuals named as proxies and acting thereunder will have discretion to vote on those matters according to their best judgment to the same extent as the person delivering the proxy would be entitled to vote. If the Annual Meeting is postponed or adjourned, a stockholder's proxy may remain valid and may be voted at the postponed or adjourned meeting. A stockholder will still be able to revoke the stockholder's proxy until it is voted. As of the date of this Proxy Statement, the Board of Directors does not know of any matters other than those described in this Proxy Statement that will be presented at the Annual Meeting.

Who Can Vote; Outstanding Shares

        The record date for the Annual Meeting is May 20, 2014. All holders of record of our common stock on the record date are entitled to notice of and to vote at the Annual Meeting and any meetings held upon any adjournment or postponement thereof. As of the record date, there were 219,271,215 shares of our common stock outstanding, each entitled to one vote.

Voting of Proxies

        You may vote by attending the Annual Meeting and voting in person or you may vote by submitting a proxy. If you are the record holder of your stock, you may vote by submitting your proxy via the internet, by telephone or through the mail. To vote via the internet, follow the instructions in the Notice or go to the internet address stated on your proxy card. To vote by telephone, call the number on your proxy card. To vote by mail, simply mark your proxy card, date and sign it and return it in the postage-prepaid envelope. If you do not have the postage-prepaid envelope, please mail your completed proxy card to the following address: OncoSec Medical Incorporated, c/o Proxy Services, PO Box 9111, Farmingdale, NY 11735-9543. If you receive only the Notice and would like to vote by mail, you will need to follow the procedures outlined in the Notice to request a paper proxy card to submit your vote by mail.

        If you hold your shares of common stock in street name you will receive a notice from your broker, bank or other nominee that includes instructions on how to vote your shares. Your broker, bank or other nominee will allow you to deliver your voting instructions via the internet and may also permit you to submit your voting instructions by telephone. In addition, you may request paper copies of our Proxy Statement and proxy card by following the instructions on the notice provided by your broker, bank or other nominee.

        The internet and telephone voting facilities will close at 11:59 p.m., Eastern Time, on July 17, 2014, the day before the Annual Meeting. Stockholders who submit a proxy via the internet should be aware that they may incur costs to access the internet, such as usage charges from telephone companies or internet service providers, and that these costs must be borne by such stockholders. Stockholders who submit a proxy via the internet or by telephone need not return a proxy card or the form forwarded by your broker, bank or other nominee by mail.

        YOUR VOTE IS VERY IMPORTANT.    You should submit your proxy even if you plan to attend the Annual Meeting in person. If you properly give your proxy and submit it to us in time to vote, the individuals named as your proxy holders will vote your shares as you have directed.

        All shares entitled to vote and represented by properly submitted proxies (including those submitted via the internet, by telephone and by mail) received before the polls are closed at the

Annual Meeting, and not revoked or superseded, will be voted at the Annual Meeting in accordance with the instructions indicated on those proxies.

        Unless you instruct otherwise in the proxy, any properly submitted proxy that is not revoked will be voted at the Annual Meeting by the proxy holders named in the proxy in accordance with the recommendations of our Board of Directors, as follows:

  •
  FOR each nominee to our Board of Directors;

  •
  FOR ratification of the appointment of Mayer Hoffman McCann P.C., as the Company's independent registered public accounting firm for the fiscal year ending July 31, 2014; and

  •
  FOR the amendment and restatement of the OncoSec Medical Incorporation 2011 Stock Incentive Plan.

        In their discretion, the proxy holders named in the proxy are authorized to vote on any other matters that may properly come before the Annual Meeting and at any continuation, postponement or adjournment of the Annual Meeting. As of the date of this Proxy Statement, our Board of Directors does not know of any other items of business that will be presented for consideration at the Annual Meeting other than those described in this Proxy Statement.

Voting in Person

        If you plan to attend the Annual Meeting and wish to vote in person, you will be given a ballot at the Annual Meeting. Please note that if your shares are held of record by a broker, bank or other nominee and you decide to attend and vote at the Annual Meeting, your vote in person at the Annual Meeting will not be effective unless you present a legal proxy, issued in your name from your broker, bank or other nominee. Even if you plan to attend the Annual Meeting, we encourage you to submit your proxy to vote your shares in advance of the Annual Meeting.

How You May Revoke or Change Your Vote

        As a stockholder of record, you have the power to revoke your proxy at any time before it is voted. A proxy may be revoked by a stockholder of record by:

  •
  delivering a written notice of revocation to our Secretary at or before the Annual Meeting;

  •
  presenting to our Secretary, at or before the Annual Meeting, a later dated proxy executed by the person who executed the prior proxy;

  •
  submitting another proxy by telephone or via the internet, as your latest-dated telephone or internet voting instructions are followed; or

  •
  attending the Annual Meeting and voting in person.

        Attendance at the Annual Meeting will not, by itself, revoke a proxy. Any written notice of revocation or delivery of a subsequent proxy by a stockholder of record may be sent to OncoSec Medical Incorporated, 9810 Summers Ridge Road, Suite 110, San Diego, California 92121, or hand delivered to our Secretary at or before the voting at the Annual Meeting.

        If you hold your shares through a broker, bank or other nominee, you may change your vote by submitting new voting instructions to your broker, bank or other nominee. If you wish to vote in person, you must obtain a legal proxy issued to you by your broker, bank or other nominee.

Proxy Solicitation Costs

        We will pay for the cost of preparing, assembling, printing and mailing these proxy materials to our stockholders, as well as the cost of soliciting proxies relating to the Annual Meeting. We may request banks and brokers to solicit their customers who beneficially own our common stock held of record in names of nominees. We will reimburse these banks and brokers for their reasonable out-of-pocket expenses regarding these solicitations. Our officers, directors and employees may supplement the original solicitation by mail of proxies by telephone, facsimile, e-mail and personal solicitation. We will pay no additional compensation to our officers, directors and employees for these activities.

Delivery of Proxy Materials to Households

        "Householding" is a program, approved by the SEC, which allows companies and intermediaries such as banks or brokers to satisfy the delivery requirements for proxy statements and annual reports by delivering only one package of stockholder proxy material to any household at which two or more stockholders reside. If you and other residents at your mailing address own shares of our common stock in street name, your broker or bank may have notified you that your household will receive only one copy of our proxy materials. Once you have received notice from your broker that they will be "householding" materials to your address, "householding" will continue until you are notified otherwise or until you provide notice that you wish to receive separate proxy materials. If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account or notify us directly at 9810 Summers Ridge Road, Suite 110, San Diego, California 92121, Attn: Secretary or 858-662-6732. Upon our receipt of any written or oral request for separate proxy materials, we undertake to deliver the proxy materials to the stockholder submitting the request. If you hold shares of our common stock in your own name as a holder of record, "householding" will not apply to your shares.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

        Board of Directors Structure.    Our Board of Directors currently consists of four members, three of whom have been determined to be independent under the rules and listing requirements of the NYSE Listed Company Manual. Please see the section titled "Director Independence" below for more information. Currently, Dr. Avtar Dhillon, Dr. Anthony Maida, Dr. James DeMesa, and Punit Dhillon serve as our directors.

        No arrangement or understanding exists between any nominee and any other person or persons pursuant to which any nominee was or is to be selected as a director or director nominee of the Company. There are no family relationships between any of the nominees or our executive officers, except that Punit Dhillon, our Chief Executive Officer and a director, is the nephew of Dr. Avtar Dhillon, our Chairman of the Board.

        Unless the proxy indicates otherwise, the persons named as proxies in a submitted proxy have advised us that they intend to vote the shares covered by the proxies for the election of all of the nominees named below at the Annual Meeting. If one or more of the nominees are unable or not willing to serve, the persons named as proxies may vote for the election of the substitute nominees that our Board of Directors may propose. The persons named as proxies may not vote for a greater number of persons than the number of nominees named above.

        Nominees for Election at this Annual Meeting.    The Nominating and Corporate Governance Committee of our Board of Directors has recommended, and our Board of Directors has nominated, Dr. Avtar Dhillon, Dr. Anthony Maida, Dr. James DeMesa, and Punit Dhillon for election as our directors at the Annual Meeting. All of these individuals are currently members of our Board of Directors. Each nominee has consented to being named in this Proxy Statement as a nominee and has agreed to serve as a director if elected.

Director Nominees

Name	Age	Board Committees	Positions	Board Member Since
Dr. Avtar Dhillon	52	Compensation (Chair), Financing (Chair), Nominating and Corporate Governance, Clinical and Regulatory, and Audit	Chairman of the Board	March 2011
Dr. Anthony Maida	62	Audit (Chair), Clinical and Regulatory (Chair), and Nominating and Corporate Governance	Director	June 2011
Dr. James DeMesa	55	Nominating and Corporate Governance (Chair), Audit and Compensation	Director	February 2011
Punit Dhillon	33	None	President, Chief Executive Officer and Director	March 2011

        Dr. Avtar Dhillon has served as our Chairman since March 2011. Previously, Dr. Dhillon was the President and Chief Executive Officer of Inovio Pharmaceuticals, Inc. (formerly Inovio Biomedical Corporation) (NYSE MKT: INO) from October 2001 to June 2009, as President and Chairman of Inovio from June 2009 until October 2009, as Executive Chairman until August 2011, and as Chairman from September 2011. During his tenure at Inovio, Dr. Dhillon led the successful turnaround of the company through a restructuring, acquisition of technology from several European and North American companies, and a merger with VGX Pharmaceuticals to develop a vertically integrated DNA vaccine development company with one of the strongest development pipelines in the industry. Dr. Dhillon led multiple successful financings for Inovio and concluded several licensing deals that included global giants, Merck and Wyeth (now Pfizer). Prior to joining Inovio, Dr. Dhillon was vice president of MDS Capital Corp. (now Lumira Capital Corp.), one of North America's leading healthcare venture capital organizations. In July 1989, Dr. Dhillon started a medical clinic and subsequently practiced family medicine for over 12 years. Dr. Dhillon has been instrumental in successfully turning around struggling companies and is influential as an active member in the biotech community. From March 1997 to July 1998, Dr. Dhillon was a consultant to Cardiome Pharma Corp. (NASDAQ: CRME), a biotechnology company, where he led a turnaround based on three pivotal financings, establishing a clinical development strategy, and procuring a new management team. In his role as a founder and board member of companies, Dr. Dhillon has been involved in several early stage healthcare focused companies listed on the USA or Canadian stock exchanges, which have successfully matured through advances in their development pipeline and subsequent M&A transactions. Most recently, he was a founding board member (May 2003) of Protox Therapeutics, Inc. (TSX-V: SHS) (now Sophiris Bio Inc.), a publicly traded specialty pharmaceutical company. Dr. Dhillon maintained his board position until the execution of a financing of up to $35 million with Warburg Pincus in November 2010. Dr. Dhillon currently sits on the Board of Directors of BC Advantage Funds, a Venture Capital Corporation in British Columbia, and since March 2012 has been the Chairman of Stevia First Corp. (OTCQB: STVF), an agricultural biotechnology company engaged in the cultivation and harvest of stevia leaf and the development of stevia products. Since May 2011, Dr. Dhillon has also served as a Director and was appointed Chairman in April 2013 of Arch Therapeutics, Inc. (OTCBB: ARTH), a medical device company offering an innovative therapeutic approach to stasis and barrier applications. Dr. Dhillon plays a key role on our Board of Directors because of his extensive experience with pharmaceutical and biotech companies, including based on his tenure as President and CEO of Inovio where he was responsible for developing and executing on the clinical programs that provide the extensive clinical database supporting the Company's current clinical development plan and partnering efforts for treating solid tumors.

        Dr. Anthony Maida joined our Board of Directors on June 21, 2011. Dr. Maida has served as a director on the Board of Directors of Spectrum Pharmaceuticals, Inc. since December 2003 and currently serves as the Chair of its Audit Committee and a member of its Compensation Committee, Placement Committee, Nomination and Corporate Governance Committee and Product Acquisition Committee. He is currently Senior Vice President—Clinical Research at Northwest Biotherapeutics, Inc., a company focused on the development of therapeutic DC cell-based vaccines to treat patients with cancer. Dr. Maida has been the acting Chairman of Dendri Therapeutics, Inc., a startup company focused on the clinical development of therapeutic vaccines for patients with cancer, since 2003 and as Principal of Anthony Maida Consulting International since 1999, providing consulting services to large and small biopharmaceutical firms in the clinical development of oncology products and product acquisitions and to venture capital firms evaluating life science investment opportunities. Recently Dr. Maida was Vice President of Clinical Research and General Manager, Oncology, world-wide for PharmaNet, Inc. He served as the President and Chief Executive Officer of Replicon NeuroTherapeutics, Inc., a biopharmaceutical company focused on the therapy of patients with tumors (both primary and metastatic) of the central nervous system, where he successfully raised financing from both venture capital and strategic investors and was responsible for all financial and operational aspects of the company, from June 2001 to July 2003. From 1999 to 2001, he held positions as Interim Chief Executive Officer for Trellis Bioscience, Inc., a privately held biotechnology company that addresses high clinical stage failure rates in pharmaceutical development, and President of CancerVax Corporation, a biotechnology company dedicated to the treatment of cancer. From 1992 until 1999, Dr. Maida served as President and CEO of Jenner Biotherapies, Inc., a biopharmaceutical company. From 1980 to 1992, he held senior management positions with various companies including Vice President Finance and Chief Financial Officer of Data Plan, Inc., a wholly owned subsidiary of Lockheed Corporation. Dr. Maida serves or has served as a consultant and technical analyst for several investment firms, including CMX Capital, LLC, Sagamore Bioventures, Roaring Fork Capital, North Sound Capital, The Bonnie J. Addario Lung Cancer Foundation and Pediatric BioScience, Inc. Additionally, he has been retained by Abraxis BioScience, Inc., Northwest Biotherapeutics, Inc., Takeda Chemical Industries, Ltd. (Osaka, Japan), and Toucan Capital to conduct corporate and technical due diligence on investment opportunities. Dr. Maida formerly served as a member of the board of directors of Sirion Therapeutics, Inc., a privately held ophthalmic- focused company, and GlycoMetrix, Inc., a startup company focused on the development of assays to identify carbohydrates that can indicate cancer. He is a speaker at industry conferences and is a member of the American Society of Clinical Oncology, the American Association for Cancer Research, the Society of Neuro-Oncology and the International Society for Biological Therapy of Cancer. Dr. Maida received a B.A. in History from Santa Clara University in 1975, a B.A. in Biology from San Jose State University in 1977, an M.B.A. from Santa Clara University in 1978, an M.A. in Toxicology from San Jose State University in 1986 and a Ph.D. in Immunology from the University of California in 2010. Dr. Maida brings to the Board extensive experience in our industry and significant expertise in clinical development and clinical trials. We believe that his financial and operational experience in our industry provide important resources to our Board.

        Dr. James M. DeMesa has been a practicing physician and has served as a senior executive with several international pharmaceutical and biotech companies in the areas of corporate management, regulatory affairs, and pre-clinical and clinical pharmaceutical and medical device product development. In addition to OncoSec, Dr. DeMesa is currently on the Board of Directors of Induce Biologics and Stem Cell Therapeutics. In August 2008, Dr. DeMesa retired from his role as President, Chief Executive Officer and a director of Migenix Inc., a public biotechnology company focused on infectious and neurodegenerative diseases. From 1997 to 2001, he was President, Chief Executive Officer and a director of GenSci Regeneration Sciences Inc., a public biotech company involved in regenerative medicine (now part of Integra LifeSciences). From 1992 to 1997, he was Vice President, Medical and Regulatory Affairs at Biodynamics International, Inc. (now part of Regeneration Technologies), and from 1989 to 1992 was Vice President, Medical and Regulatory Affairs of Bentley Pharmaceuticals (now part of Teva Pharmaceuticals). Dr. DeMesa is a co-founder of CommGeniX, a medical communications company, and MedXcel, a medical education company. Dr. DeMesa attended the University of South Florida where he received his B.A. (Chemistry), M.D. and M.B.A. degrees and did his medical residency at the University of North Carolina. He is the author of two books and speaks regularly to companies and organizations throughout North America. Dr. DeMesa provides the Board with extensive experience with pharmaceutical and biotechnology companies.

        Punit Dhillon joined our Board of Directors and was appointed Chief Executive Officer on March 10, 2011. Mr. Dhillon was formerly Vice President of Finance and Operations at Inovio from September 2003 until March 2011. In his corporate finance role, Mr. Dhillon was pivotal to the company raising over $125 million through multiple financings and several licensing deals including early stage deals with Merck and Wyeth. Mr. Dhillon was responsible for implementation of Inovio's corporate strategy, including achievement of annual budgets and milestones. He was also instrumental to the successful in-licensing of key intellectual property and a number of corporate transactions, including the acquisition and consolidation of Inovio AS, a Norwegian DNA delivery company, and the merger with VGX Pharmaceuticals ("VGX"), which solidified Inovio's position in the DNA vaccine industry. Mr. Dhillon played an effective role as head of operations for Inovio. He completed the integration of VGX with Inovio, including achieving cost-cutting of over 30% through the synergy assessment of both companies, consolidating four operating locations into two bi-coastal offices, and managing the existing stockholders from both companies. Mr. Dhillon was a director of Auricle Biomedical, a capital pool company, from July 2007 to April 2010. Mr. Dhillon has also previously been a consultant and board member for several TSX Venture Exchange listed early stage life science companies, which matured through advances in their development pipelines and subsequent M&A transactions. Most recently, Mr. Dhillon was involved as a board member in the completion of a trilateral merger between three Capital Pool Companies listed on the TSX Venture Exchange, which completed a qualifying transaction in April 2010 with a company specializing in conservation and demand management accessories for the utilities industry. Prior to joining Inovio, Mr. Dhillon worked for a corporate finance law firm as a law clerk. From September 1999 to July 2002, he worked with MDS Capital Corp. (now Lumira Capital Corp.) as an intern analyst. Mr. Dhillon is an active member in his community and co-founder of Inbalance Network Inc. an organization focused on promoting an active lifestyle and grass roots community involvement, including scholarships to support students pursuing post-secondary education. Mr. Dhillon has a Bachelor of Arts with honors in Political Science and a minor in Business Administration from Simon Fraser University. Mr. Dhillon's in depth knowledge of our business and operations as our Chief Executive Officer, his experience in the biotechnology and pharmaceutical industry, and his experience with publicly traded companies, position him well to serve as a member of our Board of Directors.

Required Vote

        Directors will be elected by a plurality of the votes cast on this proposal by shares present in person or represented by proxy and entitled to vote on the election of directors at the Annual Meeting, meaning the nominees who receive the highest number of votes will be elected. Abstentions and broker non-votes, if any, will have no impact on the election of directors.

        The Board of Directors recommends that you vote "FOR" the election of each of the named nominees as directors.

 PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee has selected Mayer Hoffman McCann P.C. as our independent registered public accounting firm with respect to our financial statements for the fiscal year ending July 31, 2014. In taking this action, the Audit Committee considered Mayer Hoffman McCann P.C.'s independence with respect to the services to be performed and other factors that the Audit Committee and the Board of Directors believe are advisable and in the best interest of the stockholders. As a matter of good corporate governance, the Audit Committee has decided to submit its selection to stockholders for ratification. In the event that this selection of independent registered public accounting firm is not ratified by a majority vote of the shares of common stock present or represented at the Annual Meeting, the Audit Committee may, in its discretion, consider the selection of a different firm.

        Representatives of Mayer Hoffman McCann P.C. are expected to attend the 2014 Annual Meeting and will be available to respond to appropriate questions and to make a statement if they so desire. If Mayer Hoffman McCann P.C. should decline to act or otherwise become incapable of acting, or if Mayer Hoffman McCann P.C.'s engagement is discontinued for any reason, the Audit Committee will appoint another independent registered public accounting firm to serve as our independent registered public accounting firm for our 2014 fiscal year.

Fees Paid to Independent Registered Public Accounting Firm

        In connection with the audits of our consolidated financial statements for our 2013 and 2012 fiscal years, we entered into agreements with Mayer Hoffman McCann P.C. which set forth the terms by which Mayer Hoffman McCann P.C. will perform audit services for the Company. The following table presents the aggregate fees billed for the indicated services performed during our 2013 and 2012 fiscal years:

	Fiscal year ended July 31, 2013	Fiscal year ended July 31, 2012
Audit Fees—Mayer Hoffman McCann P.C(2).	$133,928	$116,800
Audit Fees—Silberstein Ungar, PLLC(1)(2)	—	2,000
Audit Related Fees(3)	—	—
Tax Fees(4)	10,750	—
All Other Fees(5)	3,750	3,500

Total	$148,428	$122,300

(1)
Silberstein Ungar, PLLC was our independent registered public accounting firm through May 27, 2011, at which time Mayer Hoffman McCann P.C. was appointed as our new independent registered public accounting firm.

(2)
Audit Fees.    The fees identified under this caption were for professional services rendered by Mayer Hoffman McCann P.C. for the audits of our annual financial statements. The fees identified under this caption also include fees for professional services rendered by Mayer Hoffman McCann P.C. for the review of the financial statements included in our quarterly reports on Forms 10-Q. In addition, the amounts include fees for services that are normally provided by the auditor in connection with statutory and regulatory filings and engagements for the years identified. Audit fees in our 2013 and 2012 fiscal years include an aggregate of $32,000 and $17,000, respectively, in fees paid to Mayer Hoffman McCann P.C. and Silberstein Ungar, PLLC in connection with the filing of Registration

  Statements on Form S-1 to register the shares of common stock and common stock underlying warrants issued in public offerings consummated during each such period.

(3)
Audit Related Fees.    Audit related fees generally consist of fees billed for assurance and related services that are reasonably related to the performance of the audit review of our financial statements and are not reported as audit fees. We incurred no such fees during our 2013 or 2012 fiscal year.

(4)
Tax Fees.    Tax fees consist principally of assistance related to tax compliance and reporting.

(5)
All Other Fees.    These fees consist primarily of consultation fees for the calculation, documentation and disclosure requirements under Financial Accounting Standards Board ASC 740.

Pre-approval Policy

        Our Audit Committee's charter requires our Audit Committee to pre-approve all audit and permissible non-audit services to be performed for the Company by our independent registered public accounting firm, giving effect to the "de minimis" exception for ratification of certain non-audit services allowed by applicable rules of the SEC, in order to assure that the provision of such services does not impair the auditor's independence. During our last two completed fiscal years, the Audit Committee approved in advance all services provided by our independent registered public accounting firms.

        Mayer Hoffman McCann P.C. ("MHM") has advised the Company that MHM leases substantially all of its personnel, who work under the control of MHM's shareholders, from wholly-owned subsidiaries of CBIZ, Inc., in an alternative practice structure. Accordingly, substantially all of the hours expended on MHM's engagement to audit the Company's financial statements for our most recent fiscal year, were attributed to work performed by persons other than MHM's full-time, permanent employees.

  Required Vote

        Approval of this proposal requires the affirmative vote of a majority of the shares represented at the Annual Meeting and entitled to vote on the proposal.

        The Board of Directors recommends that you vote "FOR" approval of the ratification of the appointment of Mayer Hoffman McCann P.C. as our independent registered public accounting firm.

 PROPOSAL NO. 3
APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE
ONCOSEC MEDICAL INCORPORATED 2011 STOCK INCENTIVE PLAN

        At the Annual Meeting, our stockholders will be asked to approve an amendment and restatement of the OncoSec Medical Incorporated 2011 Stock Incentive Plan (the "2011 Plan" and, as so amended and restated, the "Amended Plan"). The primary purposes of the amendment and restatement are to (1) increase the share reserve available under the 2011 Plan by 16,000,000 shares, so that the total number of shares reserved for issuance under the 2011 Plan will be initially 25,000,000 shares, (2) add an "evergreen" share renewal provision, which, commencing with the first business day of each calendar year beginning with 2015, will provide for an automatic increase in the share reserve available under the 2011 Plan by the lesser of (i) three percent of the shares of common stock outstanding as of the last day of the immediately preceding calendar year, (ii) 10,000,000 shares and (iii) such lesser shares as may be determined by the Board, and (3) increase the annual per person limit on stock options, stock appreciation rights, restricted stock and restricted stock units that are intended to qualify for exclusion from the federal tax deduction limitation under Section 162(m) of the Internal Revenue Code.

        The Board adopted the 2011 Plan for directors, employees and consultants on August 5, 2011. The 2011 Plan was initially approved by the Company's stockholders on March 2, 2012, and an amendment to the 2011 Plan to increase the share reserve was approved by the Company's stockholders on April 15, 2013. Our stockholders have previously authorized us to issue up to 9,000,000 shares of common stock under the 2011 Plan (subject to adjustment upon certain changes in the capital structure).

        On June 2, 2014, the Board approved, subject to stockholder approval, the Amended Plan. At the Annual Meeting, the stockholders will consider the approval of the Amended Plan. The effectiveness of the Amended Plan is subject to and conditional upon stockholder approval at the Annual Meeting. The Amended Plan is included as Appendix A to this Proxy Statement.

        We are asking our stockholders to approve the Amended Plan so that we can continue to use the 2011 Plan to attract and encourage the continued employment and service of, and maximum efforts by, officers, employees, consultants and other individuals by offering those persons an opportunity to acquire or increase a direct proprietary interest in our operations and future success. The increase in the share reserve and the addition of the "evergreen" share renewal provision are being requested to assure that we continue to have a sufficient number of shares available to compensate, reward and provide incentives to current employees, and also to recruit new employees. As of the date of this Proxy Statement the Company only has 667,000 shares of common stock available for future grants, excluding the shares that would be added pursuant to the Amended Plan and any future shares from cancellations or forfeitures.

        We are also seeking stockholder approval of the Amended Plan to satisfy the stockholder approval requirement under Section 162(m) of the Internal Revenue Code so that we may continue to grant awards under the plan that are intended to qualify for exclusion from the federal tax deduction limitation under Section 162(m). Section 162(m) of the Internal Revenue Code places a limit of $1,000,000 on the amount we may deduct in any one year for compensation paid to our chief executive officer and each of our other three most highly-paid executive officers other than our chief financial officer. Compensation that qualifies as performance-based compensation for purposes of Section 162(m) is not subject to this deductibility limit. For awards under the Amended Plan to qualify for this exception, stockholders must approve the material terms of the plan under which the awards are paid. The material terms of the Amended Plan include (i) the employees eligible to receive awards under the Amended Plan, (ii) a description of the business criteria on which the performance goals are based, and (iii) the maximum amount of compensation that could be paid to any employee if the performance goals are attained. This information is provided in the description of the Amended Plan below. Notwithstanding the foregoing, the rules and regulations promulgated under Section 162(m) are complicated and subject to change from time to time, sometimes with retroactive effect. In addition, a number of requirements must be met in order for particular compensation to so qualify. As such, there can be no assurance that any compensation awarded or paid under the Amended Plan will be deductible under all circumstances.

        Our Compensation Committee and Board believe that the approval of the Amended Plan is in the best interests of our Company and stockholders, because the availability of an adequate number of shares reserved for issuance under the 2011 Plan is an important factor in attracting, motivating and retaining qualified individuals essential to our success, and because it would allow us to grant awards that are intended to maximize the amount we may deduct in any one year for certain compensation paid to our chief executive officer and each of our other three most highly-paid executive officers other than our chief financial officer.

Background

        On August 5, 2011, the Board adopted the 2011 Plan. The 2011 Plan was initially approved by the Company's stockholders on March 2, 2012. On February 8, 2013, the Board approved an increase the share reserve available under the 2011 Plan by 3,800,000 shares to 9,000,000 shares (subject to adjustment upon certain changes in the capital structure). Our stockholders approved such increase on April 15, 2013.

        The 2011 Plan includes a variety of forms of awards, including stock options, stock appreciation rights, restricted stock, restricted stock units, and dividend equivalents to allow the Company to adapt its incentive compensation program to meet the needs of the Company in the changing business environment in which the Company operates.

        We strongly believe that the approval of the Amended Plan is essential to our continued success. The Board and management believe that equity awards motivate high levels of performance, align the interests of our personnel and stockholders by giving directors, employees and consultants the perspective of an owner with an equity stake in the Company, and provide an effective means of recognizing their contributions to the success of the Company. The Board and management believe that equity awards are a competitive necessity in our industry, and are essential to recruiting and retaining the highly qualified technical and other key personnel who help the Company meet its goals, as well as rewarding and encouraging current directors, employees and consultants. The Board and management believe that the ability to grant equity awards will be important to the future success of the Company.

        A general description of the Amended Plan is set forth below. This description is qualified in its entirety by the terms of the Amended Plan and included as Appendix A to this Proxy Statement.

Summary of the 2011 Stock Incentive Plan

        Share Reserve.    The number of shares of Company common stock currently reserved for issuance under the 2011 Plan is nine million (9,000,000) shares. If the Amended Plan is approved, 25,000,000 shares of common stock will be reserved for issuance under the Amended Plan (reflecting an initial increase in the share reserve of 16,000,000 shares) and, commencing with the first business day of each calendar year beginning with 2015, there will be an automatic increase in the share reserve available under the Amended Plan by the lesser of (i) three percent of the shares of common stock outstanding as of the last day of the immediately preceding calendar year, (ii) 10,000,000 shares and (iii) such lesser shares as may be determined by the Board. The number of shares available under the Amended Plan is subject to adjustment in the event of a stock split, reverse stock split, stock dividend, combination or reclassification of shares or other similar change in our shares or our capital structure.

        Any Shares covered by an award which is forfeited, canceled, expires or is settled in cash, shall be deemed not to have been issued for purposes of determining the maximum number of shares which may be issued under the Amended Plan. Shares that have been issued under the Amended Plan pursuant to an award shall not be returned to the Amended Plan and shall not become available for future grant under the Amended Plan, except where unvested shares are forfeited or repurchased by the Company at the lower of their original purchase price or their fair market value. To the extent not prohibited by the listing requirements of The New York Stock Exchange (or other established stock exchange or national market system on which the shares are traded) or applicable law, shares tendered or withheld in payment of an award exercise or purchase price and shares withheld by the Company to pay any tax withholding obligation shall be returned to the Amended Plan and shall become available for future issuance under the Amended Plan, unless otherwise determined by the Administrator.

        Administration.    The Amended Plan is administered, with respect to grants to officers, employees, directors, and consultants, by the Amended Plan administrator (the "Administrator"), defined as the Board or one (1) or more committees designated by the Board. The Compensation Committee currently acts as the Administrator. With respect to grants to officers and directors, the Compensation Committee shall be constituted in such a manner as to satisfy applicable laws, including Rule 16b-3 promulgated under the Exchange Act and Section 162(m) of the Code.

        Terms and Conditions of Awards.    The Amended Plan provides for the grant of stock options, restricted stock, restricted stock units, dividend equivalent rights, and stock appreciation rights (collectively referred to as "awards"). Stock options granted under the Amended Plan may be either incentive stock options under the provisions of Section 422 of the Code, or non-qualified stock options. Incentive stock options may be granted only to employees. Awards other than incentive stock options may be granted to our employees, consultants and directors or to employees, consultants and directors of our related entities. To the extent that the aggregate fair market value of the shares subject to stock options designated as incentive stock options which become exercisable for the first time by a participant during any calendar year exceeds $100,000, such excess stock options shall be treated as non-qualified stock options. Under the Amended Plan, awards may be granted to such employees, consultants or directors who are residing in non-U.S. jurisdictions as the Administrator may determine from time to time. Each award granted under the Amended Plan shall be designated in an award agreement.

        Awards may be granted subject to vesting schedules and restrictions on transfer and repurchase or forfeiture rights in favor of the Company as specified in the award agreements to be issued under the Amended Plan. Under the Amended Plan, incentive stock options may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised during the lifetime of the participant only by the participant. However, the Amended Plan permits the designation of beneficiaries by holders of incentive stock options. Other awards shall be transferable by will and by the laws of descent and distribution and during the lifetime of the participant, to the extent and in the manner authorized by the Administrator.

        The Administrator has the authority, in its discretion, to select employees, consultants and directors to whom awards may be granted from time to time, to determine whether and to what extent awards are granted, to determine the number of shares or the amount of other consideration to be covered by each award (subject to the limitations set forth below), to approve award agreements for use under the Amended Plan, to determine the terms and conditions of any award (including the vesting schedule applicable to the award), to amend the terms of any outstanding award granted under the Amended Plan (subject to the limitations described above), to construe and interpret the terms of the Amended Plan and awards granted, to establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable non-U.S. jurisdictions, and to take such other action not inconsistent with the terms of the Amended Plan, as the Administrator deems appropriate.

        The term of any award granted under the Amended Plan will be stated in the applicable award agreement, provided that the term of an incentive stock option may not exceed ten (10) years (or five (5) years in the case of an incentive stock option granted to any participant who owns stock representing more than 10% of our combined voting power or any parent or subsidiary of us). Notwithstanding the foregoing, the term of an award shall not include any period for which the participant has elected to defer the receipt of the shares or cash issuable pursuant to the award pursuant to a deferral program the Administrator may establish in its discretion.

        The Amended Plan authorizes the Administrator to grant incentive stock options at an exercise price not less than 100% of the fair market value of our common stock on the date the stock option is granted (or 110%, in the case of an incentive stock option granted to any employee who owns stock representing more than 10% of our combined voting power or any parent or subsidiary of us). In the case of non-qualified stock options, stock appreciation rights, and awards intended to qualify as performance-based compensation, the exercise price, base appreciation amount or purchase price, if any, shall be not less than 100% of the fair market value per share on the date of grant. In the case of all other awards granted under the Amended Plan, the exercise or purchase price shall be determined by the Administrator. The exercise or purchase price is generally payable in cash, check, shares or with respect to options, payment through a broker-dealer sale and remittance procedure or a "net exercise" procedure.

        Under the Amended Plan, the Administrator may establish one or more programs under the Amended Plan to permit selected participants the opportunity to elect to defer receipt of consideration payable under an award. The Administrator also may establish under the Amended Plan separate programs for the grant of particular forms of awards to one or more classes of participants.

        Section 162(m) of the Code.    For options and stock appreciation rights that are intended to be performance-based compensation under Section 162(m) of the Code, the maximum number of shares subject to such awards that may be granted to a participant during a calendar year is currently five hundred thousand (500,000) shares. If the Amended Plan is approved, this limit will be increased by 1,500,000 shares to 2,000,000 shares. For awards of restricted stock and restricted stock units that are intended to be performance-based compensation under Section 162(m) of the Code, the maximum number of shares subject to such awards that may be granted to a participant during a calendar year is currently five hundred thousand (500,000) shares. If the Amended Plan is approved, this limit will be increased by 1,500,000 shares to 2,000,000 shares. The foregoing limitations shall be adjusted proportionately by the plan administrator in the event of a stock split, reverse stock split, stock dividend, combination or reclassification of shares or other similar change in our shares or our capital structure, and its determination shall be final, binding and conclusive.

        In order for restricted stock and restricted stock units to qualify as performance-based compensation, the Administrator must establish a performance goal with respect to such award in writing not later than ninety (90) days after the commencement of the services to which it relates (or, if earlier, the date after which twenty-five percent (25%) of the period of service to which the performance goal relates has elapsed) and while the outcome is substantially uncertain. In addition, the performance goal must be stated in terms of an objective formula or standard.

        Under Code Section 162(m), a "covered employee" is the Company's chief executive officer and the three (3) other most highly compensated officers of the Company other than the chief financial officer.

        The Amended Plan includes the following performance criteria that may be considered by the Administrator when granting performance-based awards: (i) net earnings or net income (before or after taxes), (ii) earnings per share or earnings per share growth, total units or unit growth, (iii) net sales, sales growth, total revenue or revenue growth, (iv) operating income, net operating profit or pre-tax profit, (v) return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales or revenue, (vi) cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment), (vii) earnings before or after taxes, interest, depreciation, and/or amortization, (viii) gross or operating margins, (ix) productivity ratios, (x) share price or relative share price (including, but not limited to, growth measures and total stockholder return), (xi) expense targets, (xii) margins, (xiii) operating efficiency, (xiv) market share or change in market share, (xv) customer retention or satisfaction, (xvi) working capital targets, (xvii) completion of strategic financing goals, acquisitions or alliances and clinical progress, (xviii) company project milestones and (xix) economic value added (net operating profit after tax minus the sum of capital multiplied by the cost of capital). The performance criteria may be applicable to the Company, any parent or subsidiary of the Company, and/or any individual business units of the Company or any parent or subsidiary of the Company.

        Certain Adjustments.    Subject to any required action by the stockholders of the Company, the number of shares covered by outstanding awards, the number of shares that have been authorized for issuance under the Amended Plan, the exercise or purchase price of each outstanding award, the maximum number of shares or amount that may be granted subject to awards to any participant, and the like, shall be proportionally adjusted by the Administrator in the event of (i) any increase or decrease in the number of issued shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification or similar event affecting the shares, (ii) any other increase or decrease in the number of issued shares effected without receipt of consideration by the Company or (iii) any other transaction with respect to our shares including a corporate merger, consolidation, acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization, liquidation (whether partial or complete), distribution of cash or other assets to stockholders other than a normal cash dividend, or any similar transaction; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Administrator and its determination shall be final, binding and conclusive.

        Corporate Transaction and Change in Control.    The Administrator shall have the authority, exercisable either in advance of any actual or anticipated Corporate Transaction or Change in Control or at the time of an actual Corporate Transaction or Change in Control and exercisable at the time of the grant of an award under the Amended Plan or any time while an award remains outstanding, to provide for the full or partial automatic vesting and exercisability of one or more outstanding unvested awards under the Amended Plan and the full or partial release from restrictions on transfer and repurchase or forfeiture rights of such awards in connection with a Corporate Transaction or Change in Control, on such terms and conditions as the Administrator may specify. The Administrator also shall have the authority to condition any such award vesting and exercisability or release from such limitations upon the subsequent termination of the Continuous Service of the participant within a specified period following the effective date of the Corporate Transaction or Change in Control. The Administrator may provide that any awards so vested or released from such limitations in connection with a Change in Control shall remain fully exercisable until the expiration or earlier termination of the award. Upon the consummation of a Corporate Transaction, all outstanding awards shall terminate unless assumed by the successor corporation or its parent.

        Amendment, Suspension or Termination of the 2011 Plan.    The Board may at any time amend, suspend or terminate the Amended Plan. The Amended Plan will terminate on August 5, 2021, unless earlier terminated by the Board of Directors. To the extent necessary to comply with applicable provisions of federal securities laws, state corporate and securities laws, the Code, applicable rules of any stock exchange or national market system, and the rules of any foreign jurisdiction applicable to awards granted to residents of the jurisdiction, the Company shall obtain stockholder approval of any such amendment to the Amended Plan in such a manner and to such a degree as required.

Amended Plan Benefits

        Generally, awards granted under the Amended Plan are at the discretion of the Administrator. As such, with the exception of grants that have already been made, it is not possible to determine the benefits or the amounts to be received under the Amended Plan by the Company's officers, employees, consultants or non-employee directors. The following table sets forth the number of outstanding awards to our executive officers, directors and employees under the Amended Plan as of July 31, 2013, the end of our last completed fiscal year. Other future awards that may be granted in the discretion of the Administrator are not determinable.

  Amended Plan Benefits Table

Name of Individual or Identity of Group and Position	Securities Underlying Stock Options Granted (#)	Weighted Average Exercise Price Per Share ($)	Dollar Value ($)*
Punit Dhillon	750,000	$0.22	225,000
President & Chief Executive Officer
Veronica Vallejo	250,000	$0.22	75,000
Chief Financial Officer
All current executive officers, as a group (2 persons)	1,000,000	$0.22	300,000
All non-employee directors, as a group (3 directors)	700,000	$0.25	210,000
All other employees (including all current officers who are not executive officers) as a group	810,000	$0.24	243,000

*
based upon the closing price of our stock on July 31, 2013.

Federal Income Tax Consequences

        The following is general summary as of this date of the federal income tax consequences to us and to U.S. participants for awards granted under the plan. The federal tax laws may change and the federal, state and local tax consequences for any participant will depend upon his or her individual circumstances. Tax consequences for any particular individual may be different. This summary does not purport to be complete, and does not discuss state, local or non-U.S. tax consequences.

        Non-qualified Stock Options.    The grant of a non-qualified stock option under the Amended Plan will not result in any federal income tax consequences to the participant or to the Company. Upon exercise of a non-qualified stock option, the participant is subject to income taxes at the rate applicable to ordinary compensation income on the difference between the option exercise price and the fair market value of the shares at the time of exercise. This income is subject to withholding for federal income and employment tax purposes. The Company is entitled to an income tax deduction in the amount of the income recognized by the participant, subject to possible limitations imposed by Section 162(m) of the Code and so long as the Company withholds the appropriate taxes with respect to such income (if required) and the participant's total compensation is deemed reasonable in amount. Any gain or loss on the participant's subsequent disposition of the shares of common stock will receive long or short-term capital gain or loss treatment, depending on whether the shares are held for more than one year following exercise. The Company does not receive a tax deduction for any such gain.

        A non-qualified stock option can be considered non-qualified deferred compensation and subject to Section 409A of the Code. A non-qualified stock option that does not meet the requirements of Code Section 409A can result in the acceleration of income recognition, an additional 20% tax obligation, plus penalties and interest.

        Incentive Stock Options.    The grant of an incentive stock option under the Amended Plan will not result in any federal income tax consequences to the participant or to the Company. A participant recognizes no federal taxable income upon exercising an incentive stock option (subject to the alternative minimum tax rules discussed below), and the Company receives no deduction at the time of exercise. In the event of a disposition of stock acquired upon exercise of an incentive stock option, the tax consequences depend upon how long the participant has held the shares of common stock. If the participant does not dispose of the shares within two years after the incentive stock option was granted, nor within one year after the incentive stock option was exercised, the participant will recognize a long-term capital gain (or loss) equal to the difference between the sale price of the shares and the exercise price. The Company is not entitled to any deduction under these circumstances.

        If the participant fails to satisfy either of the foregoing holding periods (referred to as a "disqualifying disposition"), he or she must recognize ordinary income in the year of the disposition. The amount of ordinary income generally is the lesser of (i) the difference between the amount realized on the disposition and the exercise price or (ii) the difference between the fair market value of the stock at the time of exercise and the exercise price. Any gain in excess of the amount taxed as ordinary income will be treated as a long or short-term capital gain, depending on whether the stock was held for more than one year. The Company, in the year of the disqualifying disposition, is entitled to a deduction equal to the amount of ordinary income recognized by the participant, subject to possible limitations imposed by Section 162(m) of the Code and so long as the participant's total compensation is deemed reasonable in amount.

        The "spread" under an incentive stock option—i.e., the difference between the fair market value of the shares at exercise and the exercise price—is classified as an item of adjustment in the year of exercise for purposes of the alternative minimum tax. If a participant's alternative minimum tax liability exceeds such participant's regular income tax liability, the participant will owe the larger amount of taxes. In order to avoid the application of alternative minimum tax with respect to incentive stock options, the participant must sell the shares within the calendar year in which the incentive stock options are exercised. However, such a sale of shares within the year of exercise will constitute a disqualifying disposition, as described above.

        Stock Appreciation Rights.    Recipients of stock appreciation rights ("SARs") generally should not recognize income until the SAR is exercised (assuming there is no ceiling on the value of the right). Upon exercise, the recipient will normally recognize taxable ordinary income for federal income tax purposes equal to the amount of cash and fair market value of the shares, if any, received upon such exercise. Recipients who are employees will be subject to withholding for federal income and employment tax purposes with respect to income recognized upon exercise of a SAR. Recipients will recognize gain upon the disposition of any shares received on exercise of a SAR equal to the excess of (i) the amount realized on such disposition over (ii) the ordinary income recognized with respect to such shares under the principles set forth above. That gain will be taxable as long or short-term capital gain depending on whether the shares were held for more than one year. We will be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the recipient, subject to possible limitations imposed by Section 162(m) of the Code and so long as we withhold the appropriate taxes with respect to such income (if required) and the recipient's total compensation is deemed reasonable in amount.

        A SAR also can be considered non-qualified deferred compensation and subject to Section 409A of the Code. A SAR that does not meet the requirements of Code Section 409A can result in the acceleration of income recognition, an additional 20% tax obligation, plus penalties and interest.

        Restricted Stock.    A restricted stock award is subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code to the extent the award will be forfeited in the event that the participant ceases to provide services to the Company. As a result of this substantial risk of forfeiture, the recipient will not recognize ordinary income at the time of the award (absent certain vesting acceleration provisions). Instead, the recipient will recognize ordinary income on the date when the stock is no longer subject to a substantial risk of forfeiture, or when the stock becomes transferable, if earlier. The recipient's ordinary income is measured as the difference between the amount paid for the stock, if any, and the fair market value of the stock on the earlier of those two dates.

        The recipient may accelerate his or her recognition of ordinary income, if any, and begin his or her capital gains holding period by timely filing (i.e., within thirty (30) days of the award) an election pursuant to Section 83(b) of the Code. In such event, the ordinary income recognized, if any, is measured as the difference between the amount paid for the stock, if any, and the fair market value of the stock on the date of award, and the capital gain holding period commences on such date. The ordinary income recognized by a recipient that is an employee or former employee will be subject to tax withholding by the Company.

        Restricted Stock Units.    With respect to awards of restricted stock units, no taxable income is reportable when the restricted stock units are granted to a participant or upon vesting of the restricted stock units. Upon settlement, the recipient will recognize ordinary income in an amount equal to the value of the payment received pursuant to the restricted stock units. The ordinary income recognized by a recipient that is an employee or former employee will be subject to tax withholding by the Company.

        Restricted stock units also can be considered non-qualified deferred compensation and subject to Section 409A of the Code. A grant of restricted stock units that does not meet the requirements of Code Section 409A will result in an additional 20% tax obligation, plus penalties and interest to such recipient.

        Dividends and Dividend Equivalents.    Recipients of stock-based awards that earn dividends or dividend equivalents will recognize taxable ordinary income on any dividend payments received with respect to unvested and/or unexercised shares subject to such awards, which income is subject to withholding for federal income and employment tax purposes. We are entitled to an income tax deduction in the amount of the income recognized by a participant, subject to possible limitations imposed by Section 162(m) of the Code and so long as we withhold the appropriate taxes with respect to such income (if required) and the individual's total compensation is deemed reasonable in amount.

        Tax Effect for the Company.    Unless limited by Section 162(m) of the Code, the Company generally will be entitled to a tax deduction in connection with an award under the 2011 Plan in an amount equal to the ordinary income realized by a recipient at the time the recipient recognizes such income (for example, when restricted stock is no longer subject to the risk of forfeiture).

        The Amended Plan is not qualified under the provisions of Section 401(a) of the Code and is not subject to any provisions of the Employee Retirement Income Security Act of 1974.

  Required Vote

        Approval of this proposal requires the affirmative vote of a majority of the shares represented at the Annual Meeting and entitled to vote on the proposal.

        The Board of Directors recommends that you vote "FOR" approval of the amendment and restatement of the 2011 Plan.

 CORPORATE GOVERNANCE

Director Independence

        We are not currently listed on any national securities exchange that has a requirement that the majority of the members of our Board of Directors be independent. However, our Board of Directors has determined that all of the current members of our Board of Directors is independent under Rule 803A of the NYSE Listed Company Manual as applied to directors and to members of audit, nominating and corporate governance and compensation committees of the Board of Directors, except that Punit Dhillon is not independent because he is our President and Chief Executive Officer.

Information Regarding our Board of Directors and its Committees

        Our Board of Directors met four times during fiscal year 2013. Each of our directors attended 100% of the meetings of the Board of Directors and of the committees of the Board of Directors on which he served during fiscal year 2013. Our Board of Directors established the following committees on June 30, 2011: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee, the Clinical and Regulatory Affairs Committee and the Financing Committee. The number of committee meetings held during fiscal year 2013 were: Audit Committee—4, Compensation Committee—3, Nomination and Corporate Governance Committee—3, Clinical and Regulatory Affairs Committee—0 and Financing Committee—0.

Audit Committee

        The Audit Committee of our Board of Directors consists of Dr. Anthony Maida, Dr. James DeMesa and Dr. Avtar Dhillon, with Dr. Maida serving as Chairman. Our Board of Directors has determined that each of the members of our Audit Committee is independent within the meaning of applicable SEC rules and Rule 803B of the NYSE Listed Company Manual, and has determined that Dr. Maida is an audit committee financial expert, as such term is defined in the rules and regulations of the SEC and is financially sophisticated within the meaning of Rule 803B of the NYSE Listed Company Manual. The Audit Committee has oversight responsibilities regarding, among other things: the preparation of our financial statements and our financial reporting and disclosure processes; the administration, maintenance and review of our system of internal controls regarding accounting compliance; our practices and processes relating to internal audits of our financial statements; the appointment of our independent registered public accounting firm and the review of its qualifications and independence; the review of reports, written statements and letters from our independent registered public accounting firm; and our compliance with legal and regulatory requirements in connection with the foregoing. Our Board of Directors has adopted a written charter for our Audit Committee, which is available on our website, www.oncosec.com, under the Investors tab.

Compensation Committee

        The Compensation Committee of our Board of Directors consists of Dr. Avtar Dhillon and Dr. James DeMesa, with Dr. Dhillon serving as Chairman. Our Board of Directors has determined that each of the members of our Compensation Committee is independent within the meaning of applicable SEC rules and Rule 803A of the NYSE Listed Company Manual. The duties of our Compensation Committee include, without limitation: reviewing, approving and administering compensation programs and arrangements to ensure that they are effective in attracting and retaining key employees and reinforcing business strategies and objectives; determining the objectives of our executive officer compensation programs and the specific objectives relating to CEO compensation, including evaluating the performance of the CEO in light of those objectives; approving the compensation of our other executive officers and our directors; administering our as-in-effect incentive-compensation and equity-based plans; and producing an annual report on executive officer compensation for inclusion in our proxy statement, when required and in accordance with applicable rules and regulations. Our Board of Directors has adopted a written charter for our Compensation Committee, which is available on our website, www.oncosec.com, under the Investors tab. While our executive management presents their views regarding attainment of business objectives and recommended compensation, our Compensation Committee performs its own independent analysis and makes the final determinations regarding all compensation related matters. Our Compensation Committee is not authorized to delegate its authority without the prior approval of our Board, but has delegated its authority with the Board's approval solely with respect to routine option grants to non-executive employees of less than 50,000 shares to both our Chief Executive Officer, Punit Dhillon and our Chairman of the Board, Dr. Avtar Dhillon.

Nominating and Corporate Governance Committee

        The Nominating and Corporate Governance Committee of our Board of Directors consists of Dr. James DeMesa, Dr. Avtar Dhillon and Dr. Anthony Maida, with Dr. DeMesa serving as Chairman. Our Board of Directors has determined that each of the members of our Nominating and Corporate Governance Committee is independent within the meaning of applicable SEC rules and Rule 803A of the NYSE Listed Company Manual. The responsibilities of the Nominating and Corporate Governance Committee include, without limitation: assisting in the identification of nominees for election to our Board of Directors, consistent with approved qualifications and criteria; determining the composition of the Board of Directors and its committees; recommending to the Board of Directors the director nominees for the annual meeting of stockholders; establishing and monitoring a process of assessing the effectiveness of the Board of Directors; developing and overseeing a set of Corporate Governance Guidelines and procedures; and overseeing the evaluation of our directors and executive officers. Our Board of Directors has adopted a written charter for our Nominating and Corporate Governance Committee, which is available on our website, www.oncosec.com, under the Investors tab.

Clinical and Regulatory Affairs Committee

        The Clinical and Regulatory Affairs Committee of our Board of Directors consists of Dr. Anthony Maida and Dr. Avtar Dhillon, with Dr. Maida serving as Chairman. The Clinical and Regulatory Affairs Committee does not currently have a charter. The Clinical and Regulatory Affairs Committee has responsibilities relating to reviewing and providing comments on the clinical development plan for our ImmunoPulse programs, including introducing the clinical team to established opinion leaders, potential doctors and investigators, regulatory contacts and other professionals in the clinical oncology field that could benefit us in executing our development plan.

Financing Committee

        Dr. Avtar Dhillon is the Chairman and sole member of our Financing Committee. The Financing Committee does not currently have a charter. The Financing Committee has responsibilities relating to our efforts to obtain adequate funding to finance our development programs and operations.

Board Leadership Structure

        Under our Corporate Governance Guidelines, the Board has the flexibility to decide whether it is in the best interests of the Company for the roles of Chief Executive Officer and Chairman of the Board to be separate or combined. Following the appointment of our current directors to our Board of Directors in 2011, our Board determined that it was in the best interests of the Company for the roles of Chief Executive Officer and Chairman of the Board to be separate in recognition of the differences between the two roles and to permit the individual serving in each role to focus on different aspects of our business. In qualifying the separation of the two positions, our Chief Executive Officer, Mr. Punit Dhillon, is responsible for setting our strategic direction and our day-to-day leadership and performance, while the Chairman of the Board, Dr. Avtar Dhillon, provides guidance to the Chief Executive Officer, works with the Chief Executive Officer in setting the agenda for Board meetings and presides over meetings of the full Board. Dr. Avtar Dhillon has significant experience with our technology as a result of his roles at Inovio, as well as with respect to securing financing for emerging companies. Mr. Punit Dhillon, in addition to his corporate finance expertise, also brings extensive experience in execution of the corporate strategy, clinical development plan and operations as a result of his similar duties at Inovio before joining our Company. Our Board believes it should be able to freely select the Chairman of the Board based on criteria that it deems to be in our best interests and the interests of our stockholders, and therefore one person may, in the future, serve as both our Chief Executive Officer and Chairman of the Board. The functions of our Board are carried out by the full Board and, when delegated, by the Board committees. Each director participates in our major strategic and policy decisions. The Company believes that its leadership structure, discussed above, supports the risk oversight function of the Board. Strong directors chair various committees involved in risk oversight, there is open communication between management and directors, and all directors are actively involved in the risk oversight function.

Nomination of Directors

        The Nominating and Corporate Governance Committee and the Board of Directors will consider candidates recommended by stockholders on a case-by-case basis, provided that stockholders submit any proposed candidate in accordance with the provisions of our Bylaws. A stockholder who desires to recommend a candidate for nomination to the Board of Directors should do so in writing to the Company at 9810 Summers Ridge Road, Suite 110, San Diego, California 92121, Attn: Secretary. Our Bylaws provide that any such written notice must be received by the Company not less than 90 days before the date of the annual meeting of stockholders at which directors are to be elected. The stockholder's notice must include, among other things as specified in our Bylaws, certain personal identification information about the stockholder and its director nominee(s); the principal occupation or employment of the director nominee(s); the class and number of shares of the Company that are beneficially owned by the stockholder and its director nominee(s); and any other information relating to the director nominee(s) that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Exchange Act. A stockholder who complies with the notice procedures set forth in our Bylaws will be permitted to present the director nominee at the applicable annual meeting of stockholders, but will not be entitled to have the nominee included in our proxy statement for the annual meeting, unless an applicable rule of the SEC requires that we include the director nominee in our proxy statement.

        Our Nominating and Corporate Governance Committee evaluates and recommends to the Board of Directors nominees for the election of directors. In considering potential new directors, the Nominating and Corporate Governance Committee may review individuals from various disciplines and backgrounds. Among the qualifications to be considered in the selection of candidates are broad experience in business, finance or administration; familiarity with the Company's industry; and prominence and reputation. Since prominence and reputation in a particular profession or field of endeavor are what brings most persons to the Board's attention, there is further consideration on whether the individual has the time available to devote to the work of the Board on one or more of its committees. The Nominating and Corporate Governance Committee also reviews the activities and associations of each candidate to ensure there is no legal impediment, conflict of interest, or other consideration that might hinder or prevent service on the Board. Other than the foregoing factors, there are no stated minimum criteria for director nominees. However, the Nominating and Corporate Governance Committee may also consider such other factors as it may deem are in the best interests of the Company and its stockholders. The Nominating and Corporate Governance Committee recognizes that under applicable regulatory requirements at least one member of the Board must meet the criteria for an "audit committee financial expert" as defined by SEC rules. Further, although the Company does not have a formal diversity policy, the Nominating and Corporate Governance Committee seeks to nominate a Board of Directors that brings to the Company a variety of perspectives, skills, expertise, and sound business understanding and judgment, derived from business, professional, governmental, finance, community and industry experience.

Corporate Governance Guidelines

        Our Board of Directors has adopted a set of Corporate Governance Guidelines established to assist the Board of Directors and its committees in performing their duties and serving the best interests of the Company and our stockholders. Our Corporate Governance Guidelines are available on our website, located at http://www.oncosec.com, under the Investors tab.

Code of Business Conduct and Ethics

        Our Board has adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers and employees, including our principal executive officer and principal financial and accounting officer. The Code of Business Conduct and Ethics is available for review on our website at www.oncosec.com under the Investors tab, and is also available in print, without charge, to any stockholder who requests a copy by writing to us at OncoSec Medical Incorporated, 9810 Summers Ridge Road, Suite 110, San Diego, CA 92121, Attention: Investor Relations. There have not been any waivers of the Code of Business Conduct and Ethics relating to any of our executive officers or directors in the past year.

Risk Oversight

        The Board of Directors as a whole is responsible for risk management oversight of the Company. The involvement of the full Board of Directors in setting our business strategy and objectives is integral to the Board's assessment of our risk and also a determination of what constitutes an appropriate level of risk and how best to manage any such risk. This involves receiving reports and/or presentations from applicable members of management and the committees of the Board. The full Board of Directors conducts on-going assessment of our financial risk, legal/compliance risk and operational/strategic risk and addresses individual risk issues with management throughout the year as necessary.

        While the Board of Directors has the ultimate oversight responsibility for the risk management process, the Board delegates responsibility for certain aspects of risk management to its committees. In particular, the Audit Committee is responsible for reviewing our policies with respect to risk assessment and risk management, and discussing our major risk exposures and the steps management has taken to maintain and control these exposures. In addition, the Audit Committee focuses on financial risks and related controls and processes, and discusses with management our financial statements and the reasonableness of significant judgments and the adequacy and effectiveness of our accounting and financial controls. The Compensation Committee strives to create incentives that encourage a level of risk-taking behavior consistent with our business strategy and objectives. Finally, the Nominating and Corporate Governance Committee is responsible for overseeing our corporate governance and developing and reviewing our Code of Business Conduct and Ethics. Additionally, the full Board regularly receives reports from our Chief Executive Officer, the executive officer principally responsible for aiding the Board in identifying, evaluating and implementing risk management controls and methodologies to address identified risks.

Board of Directors' Attendance at Annual Meeting of Stockholders

        Our Corporate Governance Guidelines require that directors attend our annual meeting of stockholders, absent a valid reason. All of our directors attended our 2013 annual meeting of stockholders.

Section 16 Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires our executive officers, directors and persons who beneficially own more than 10% of our common stock to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms filed by such person. Based solely on our review of such forms furnished to us from such reporting persons, we believe that all such filing requirements applicable to our executive officers, directors and more than 10% stockholders were met in a timely manner.

Communications with the Board of Directors

        Any stockholder who desires to contact our Board of Directors or any member of our Board of Directors may do so by writing to: Board of Directors, c/o Secretary, OncoSec Medical Incorporated, 9810 Summers Ridge Road, Suite 110, San Diego, California 92121. Copies of any such written communications received by the Secretary will be provided to our full Board of Directors or the appropriate member depending on the facts and circumstances described in the communication unless they are considered, in the reasonable judgment of the Secretary, to be improper for submission to the intended recipient(s).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding the beneficial ownership of our common stock by (i) each person who, to our knowledge, owns more than 5% of our common stock as of May 29, 2014, (ii) each of our directors and named executive officers, and (iii) all of our executive officers and directors as a group. Unless otherwise indicated in the footnotes to the following table, the address of each person named in the table is: c/o OncoSec Medical Incorporated, 9810 Summers Ridge Road, Suite 110, San Diego, CA 92121. Shares of our common stock subject to options, warrants, or other rights currently exercisable or exercisable within 60 days after May 29, 2014, are deemed to be beneficially owned and outstanding for computing the share and percentage ownership of the person holding such options, warrants or other rights, but are not deemed outstanding for computing the percentage ownership of any other person.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage Beneficially Owned(1)
Directors and Named Executive Officers:
Avtar Dhillon(2)	10,235,496	4.6
Punit Dhillon(3)(4)	5,726,724	2.6
Anthony Maida(5)	425,000	*
James DeMesa(2)	575,016	*
Veronica Vallejo(6)	753,917	*
Current Directors and Executive Officers as a Group (6 persons)(7)	18,294,153	8.2

*
Less than 1%

(1)
Based on 220,503,215 shares of our common stock issued and outstanding as of May 29, 2014. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.

(2)
Includes 325,000 shares of common stock issuable upon exercise of options exercisable within 60 days after May 29, 2014.

(3)
Includes 120,000 shares held of record by Inbalance Network Inc., and 25,000 shares held of record by Four Front Investments. Mr. Dhillon is a stockholder and managing partner of Inbalance Network, Inc. and Four Front Investments. Also includes 607,000 shares held of record by Mr. Dhillon's spouse.

(4)
Includes 1,284,063 shares of common stock issuable upon exercise of options exercisable within 60 days after May 29, 2014.

(5)
Includes 425,000 shares of common stock issuable upon exercise of options exercisable within 60 days after May 29, 2014.

(6)
Includes 530,292 shares of common stock issuable upon exercise of options exercisable within 60 days after May 29, 2014.

(7)
Includes an aggregate of 3,539,625 shares of common stock issuable upon exercise of options exercisable within 60 days after May 29, 2014.

EXECUTIVE COMPENSATION

        Set forth below is certain information regarding our current executive officers:

Name	Position	Age	Officer Since
Punit Dhillon	President, Chief Executive Officer and Director	33	March 10, 2011
Veronica Vallejo	Chief Financial Officer	41	March 10, 2011
Robert Pierce	Chief Medical Officer	50	December 11, 2013

        Punit Dhillon, President, Chief Executive Officer and Director.    For biographical information regarding Punit Dhillon, see "Proposal No. 1—Election of Directors."

        Veronica Vallejo, Chief Financial Officer.    Ms. Vallejo serves as our Chief Financial Officer. Ms. Vallejo has been a corporate officer of our Company since February 2011, having previously served as our Controller, Secretary and Treasurer prior to being appointed as our Chief Financial Officer in February 2013. Prior to working for us, Ms. Vallejo worked in public accounting since 1997, most recently working as a Senior Manager with Mayer Hoffman McCann P.C., from January 2001 to December 2010. Ms. Vallejo holds a B.S. in Business Administration with an emphasis in accounting from San Diego State University. She is a certified public accountant and a member of the American Institute of Certified Public Accountants.

        Dr. Robert Pierce, Chief Medical Officer.    Dr. Pierce has served as our Chief Medical Officer since December 2013. Previously, Dr. Pierce was Executive Director, Department of Pathology for Merck Research Labs where he led the Global Anti-PD-1 development team, and contributed to seven successful IND applications in Oncology, Autoimmune Disease and Diabetes and participated in drug discovery research in immunopathology from March 2007 until October 2013. Prior to joining Merck Research Labs, from 2003 to 2007, Dr. Pierce worked as a Principal Investigator of a K-08 and RO1-funded research lab, Course Director for graduate/medical student education, Staff Pathologist and Director of Autopsy Pathology at the University of Rochester School of Medicine/Strong Memorial Hospital. He is also the co-author of over fifty peer-reviewed journal articles and book chapters. From 1999 to 2001, Dr. Pierce was Medical Director at United States Air Force Medical Corps (Major), Wright-Patterson, Air Force Base. Dr. Pierce received his post-doctoral training at the University of Washington, Seattle, WA, his graduate education and training at Brown University School of Medicine in Providence, RI, and received his undergraduate education at Yale University in New Haven, CT. As a Fulbright Award recipient, Dr. Pierce studied Philosophy at the Albert-Ludwigs University in Freiburg, Germany. Dr. Pierce is American Board certified in Pathology and holds an active California State medical license.

Summary Compensation Table

        The following table summarizes all compensation recorded by us in each of our 2013 and 2012 fiscal years for our named executive officers, consisting of (i) our principal executive officer, and

(ii) our two next most highly compensated executive officers whose total compensation exceeded $100,000 in our 2013 fiscal year (of which there was one).

Name	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(3)	Total ($)
Punit Dhillon,	2013	$293,958	96,000	—	30,128	—	—	20,250	$440,336
President & CEO(1)	2012	$247,500	—	—	34,699	—	—	—	$282,199
Veronica Vallejo,	2013	$199,167	48,000	—	10,813	—	—	3,894	$261,874
CFO(2)	2012	$165,000	—	—	10,410	—	—	—	$175,410

(1)
Mr. Dhillon was appointed our President and Chief Executive Officer on March 10, 2011.

(2)
Ms. Vallejo was appointed our Secretary and Treasurer on March 10, 2011 and our Chief Financial Officer on February 8, 2013. Ms. Vallejo is also our Principal Financial and Accounting Officer.

(3)
Amounts under the "All Other Compensation" column consist of the payment of accrued vacation benefits.

(4)
The values listed in the above table represent the fair value of the option grants that was recognized during our 2013 and 2012 fiscal years, as applicable, under Accounting Standards Codification Topic 718 and is calculated as of the grant date using a Black-Scholes option-pricing model. For information on the valuation assumptions with respect to the grants made during our 2013 and 2012 fiscal years, refer to Note 9, "Stock-Based Compensation," in our consolidated financial statements for our 2013 fiscal year, including in our annual report on Form 10-K for the year ended July 31, 2013.

Outstanding Equity Awards At Fiscal Year-End

        The following table summarizes the aggregate number of option awards held by our named executive officers at July 31, 2013.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Punit Dhillon(1)	330,000	170,000	—	$0.21	4/25/22
	—	250,000	—	0.23	2/8/23
Veronica Vallejo(2)	99,000	51,000	—	$0.21	4/25/22
	—	100,000	—	$0.23	2/8/23

(1)
Mr. Dhillon was issued an option to purchase 500,000 shares of our common stock on April 25, 2012. The option vests on the following schedule: 33% upon grant, 33% one year anniversary of grant date, 34% two year anniversary of grant date. Mr. Dhillon was also issued an option to purchase 250,000 shares of our common stock on February 8, 2013. The option vests on the following schedule: 33% one-year anniversary of grant date, with the remaining option shares vesting monthly thereafter in equal increments over a period of twenty-four months.

(2)
Ms. Vallejo was issued an option to purchase 150,000 shares of our common stock on April 25, 2012. The option vests on the following schedule: 33% upon grant, 33% one year anniversary of grant date, 34% two year anniversary of grant date. Ms. Vallejo was also issued an option to purchase 100,000 shares of our common stock on February 8, 2013. The option vests on the following schedule: 33% one-year anniversary of grant date, with the remaining option shares vesting monthly thereafter in equal increments over a period of twenty-four months.

Employment Agreements

Punit Dhillon

        On May 18, 2011, we entered into an Employment Agreement with our current President and Chief Executive Officer, Mr. Punit Dhillon. The Employment Agreement provides for the following, among other things: (a) an initial annual base salary of $240,000; (b) eligibility to receive an annual bonus at the discretion of the Board of Directors; (c) eligibility to participate in the Company's stock incentive program at the discretion of the Board of Directors; (d) acceleration of vesting of any unvested stock options outstanding upon a change of control of the Company; (e) if Mr. Dhillon is terminated other than for cause, death or disability, or if he terminates his employment with the Company for good reason, Mr. Dhillon is entitled to receive (i) severance payments equal to 24 months of his then current annual base salary, (ii) a pro rata percentage of the annual bonus he had received the prior fiscal year and (iii) payment of health benefits for 24 months, conditioned on his execution of a release; and (f) if Mr. Dhillon's employment is terminated for death or disability, he or his estate is entitled to receive a pro rata percentage of the annual bonus he had received for the prior fiscal year. In all cases, Mr. Dhillon's receipt of any such severance payments would be conditioned on his execution of a release. Mr. Dhillon's Employment Agreement has an initial term of five years.

        The term "for cause" is defined to mean (a) acting unlawfully, dishonestly, in bad faith or grossly negligent with respect to the business of the Company as determined by the Board; (b) commission of any crime or fraud against the Company or its property or the conviction of Mr. Dhillon of any felony offense or crime reasonably likely to bring discredit upon Mr. Dhillon or the Company; (c) commission of a material breach or default of any term of the Employment Agreement by Mr. Dhillon if such material breach or default has not been remedied within 30 days after written notice of the material breach or default has been delivered by the Company to Mr. Dhillon; (d) any action by Mr. Dhillon constituting misconduct, dishonesty, or neglect in the performance of his duties and responsibilities; (e) any refusal to follow reasonable directions from the Company's Board of Directors; (f) conviction of Mr. Dhillon for an indictable or summary offence; or (g) any other matter that would constitute cause at law. The term "good reason" is defined to mean termination by Mr. Dhillon following the occurrence of any of the following events without Mr. Dhillon's consent: (a) Mr. Dhillon ceases to report to the Board of Directors, provided that such change in reporting relationship results in a material reduction in his authority, duties or responsibilities; or (b) any other material reduction in his duties, authority or responsibilities relative to those in effect immediately prior to the reduction.

        On April 25, 2012, our Board of Directors approved an increase in Mr. Dhillon's annual base salary to $270,000. On February 8, 2013, our Board of Directors approved an increase in Mr. Dhillon's annual base salary to $320,000. On March 7, 2014, our Board of Directors approved an increase to Mr. Dhillon's annual base salary to $380,000.

        On April 25, 2012, Mr. Dhillon was granted an option to purchase up to 500,000 shares of our common stock at an exercise price of $0.21 per share under the 2011 Plan. The option vests over a two year period, with 33% vesting immediately upon issuance, 33% vesting on the one year anniversary of the grant date and 34% vesting on the two year anniversary of the grant date. The option may vest immediately upon a corporate transaction or change in control, as defined in the 2011 Plan.

        On February 8, 2013, Mr. Dhillon was granted an option to purchase 250,000 shares of our common stock at an exercise price of $0.23 per share under the 2011 Plan. The option vests over a three year period, with 33% vesting on the one year anniversary of grant date and the remaining option shares vesting monthly thereafter in equal increments. The option may vest immediately upon a corporate transaction or change in control, as defined in the 2011 Plan.

        On March 7, 2014, Mr. Dhillon was granted an option to purchase 2,000,000 shares of our common stock at an exercise price of $0.805 per share outside the 2011 Plan. The option vests over a three year period, with 25% vesting on the date of grant and the remaining option shares vesting monthly thereafter in equal increments over a period of thirty-six months. The option may vest immediately upon a corporate transaction or change in control, as defined in the Stock Option Award Agreement.

Veronica Vallejo

        On May 18, 2011, we entered into an Employment Agreement with Ms. Veronica Vallejo, who was then Vice President, Finance and Controller and who is currently our Chief Financial Officer. The Employment Agreement provides for the following, among other things: (a) an initial annual base salary of $140,000; (b) eligibility to receive an annual bonus at the discretion of the Board of Directors; (c) eligibility to participate in the Company's stock incentive program at the discretion of the Board of Directors; (d) acceleration of vesting of any unvested stock options outstanding upon a change of control of the Company; (e) if Ms. Vallejo is terminated other than for cause, death or disability, or if she terminates her employment with the Company for good reason, she is entitled to receive (i) severance payments equal to six months of her then current annual base salary, (ii) a pro rata percentage of the annual bonus she had received the prior fiscal year and (iii) payment of health benefits for six months, conditioned on her execution of a release; and (f) if Ms. Vallejo's employment is terminated for death or disability, she or her estate is entitled to receive a pro rata percentage of the annual bonus she had received for the prior fiscal year. In all cases, Ms. Vallejo's receipt of any such severance payments would be conditioned on her execution of a release. Ms. Vallejo's Employment Agreement has an initial term of five years.

        The term "for cause" is defined to mean (a) acting unlawfully, dishonestly, in bad faith or grossly negligent with respect to the business of the Company as determined by the Board; (b) commission of any crime or fraud against the Company or its property or the conviction of Ms. Vallejo of any felony offense or crime reasonably likely to bring discredit upon Ms. Vallejo or the Company; (c) commission of a material breach or default of any term of the Employment Agreement by Ms. Vallejo if such material breach or default has not been remedied within 30 days after written notice of the material breach or default has been delivered by the Company to Ms. Vallejo; (d) any action by Ms. Vallejo constituting misconduct, dishonesty, or neglect in the performance of her duties and responsibilities; (e) any refusal to follow reasonable directions from the Chief Executive Officer of the Company; (f) conviction of Ms. Vallejo for an indictable or summary offence; or(g) any other matter that would constitute cause at law. The term "good reason" is defined to mean termination by Ms. Vallejo following the occurrence of any of the following events without Ms. Vallejo's consent: (a) Ms. Vallejo ceases to report directly to the President and Chief Executive Officer or the Board of Directors, provided that such change in reporting relationship results in a material reduction in her authority, duties or responsibilities; or (b) any other material reduction in her duties, authority or responsibilities relative to those in effect immediately prior to the reduction.

        On June 30, 2011, Ms. Vallejo was promoted to Vice President, Finance, and a commensurate increase in her base annual salary to $160,000. On April 25, 2012, our Board of Directors approved an increase in Ms. Vallejo's annual base salary to $180,000. On February 8, 2013, our Board of Directors appointed Ms. Vallejo as our Chief Financial Officer and increased in her annual base salary to $220,000. On March 7, 2014, our Board of Directors approved an increase to Ms. Vallejo's annual base salary to $260,000.

        On August 2, 2013, the Compensation Committee of our Board of Directors approved an amendment to Ms. Vallejo's Employment Agreement, pursuant to which (i) the severance payment payable to Ms. Vallejo in the event of her termination has been amended to equal 12 months instead of six months of her annual base salary at the time of termination, and (ii) the period for which we will pay for applicable premium costs for continued group health plan coverage has been increased from six months to 12 months following the date of her termination, subject in each case to the terms of the Employment Agreement.

        On April 25, 2012, Ms. Vallejo was granted an option to purchase up to 150,000 shares of our common stock at an exercise price of $0.21 per share under the 2011 Plan. The option vests over a two year period, with 33% vesting immediately upon issuance, 33% vesting on the one year anniversary of the grant date and 34% vesting on the two year anniversary of the grant date. The option may vest immediately upon a corporate transaction or change in control, as defined in the 2011 Plan.

        On February 8, 2013, Ms. Vallejo was granted an option to purchase 100,000 shares of our common stock at an exercise price of $0.23 per share under the 2011 Plan. The option vests over a three year period, with 33% vesting on the one year anniversary of grant date and the remaining option shares vesting monthly thereafter in equal increments. The option may vest immediately upon a corporate transaction or change in control, as defined in the 2011 Plan.

        On March 7, 2014, Ms. Vallejo was granted an option to purchase 1,000,000 shares of our common stock at an exercise price of $0.805 per share outside the 2011 Plan. The option vests over a three year period, with 25% vesting on the date of grant and the remaining option shares vesting monthly thereafter in equal increments over a period of thirty-six months. The option may vest immediately upon a corporate transaction or change in control, as defined in the Stock Option Award Agreement.

Robert Pierce

        On December 11, 2013, we entered into an Employment Agreement with Dr. Robert Pierce, our Chief Medical Officer. The Employment Agreement provides for the following, among other things: (a) an initial annual base salary of $260,000; (b) eligibility to receive an annual bonus at the discretion of the Board of Directors; (c) eligibility to participate in the Company's stock incentive plans at the discretion of the Board of Directors or a committee thereof; (d) acceleration of vesting of any unvested options outstanding upon a change of control of the Company; (e) if Dr. Pierce is terminated other than for cause, by death or by disability, or if Dr. Pierce terminates his employment with the Company for good cause, then Dr. Pierce shall be entitled to receive (i) severance payments equal to nine months of his then current annual base salary plus any accrued bonus, if such termination were to occur at any time before such time as Dr. Pierce has provided services for the Company for 12 months, or (ii) severance payments equal to 12 months of his then current annual base salary plus any accrued bonus, if such termination were to occur at any time after such time as Dr. Pierce has provided services for the Company for 12 months. In all cases, Dr. Pierce's receipt of any such severance payments would be conditioned on his execution of a release. Dr. Pierce's Employment Agreement has no stated term and will continue until terminated by the Company or Dr. Pierce.

        The term "for cause" is defined to mean (a) commission of a crime involving dishonesty, breach of trust, or physical harm to any person, (b) willful engagement in conduct that is in bad faith and materially injurious to the Company, including but not limited to, misappropriation of trade secrets, fraud or embezzlement, (c) commission of a material breach of the Employment Agreement, which breach is not cured within 30 days after written notice to Dr. Pierce from the Company, (d) willful refusal to implement or follow a reasonable and lawful policy or directive of the Company, which is not cured within 30 days after written notice to Dr. Pierce from the Company, or (e) engagement in misfeasance or malfeasance demonstrated by a pattern of failure to perform job duties diligently and professionally, which misfeasance or malfeasance is not cured within 30 days after written notice to Dr. Pierce from the Company; and the term "good cause" is defined to mean any one or more of the following events without Dr. Pierce's consent: (a) a reduction in the amount of Dr. Pierce's base compensation or other Company action which materially and adversely affects Dr. Pierce's working conditions, in either case in a manner that disproportionately adversely affects Dr. Pierce as compared to other senior management of the Company, (b) Dr. Pierce ceases to report directly to the Chief Executive Officer of the Company, provided that such change in reporting relationship results in a material reduction in Dr. Pierce's authority, duties, or responsibilities, (c) any other material change in Dr. Pierce's duties, authority or responsibilities with the Company relative to the duties, authority or responsibilities in effect immediately prior to such reduction, or (d) the Company's relocation of Dr. Pierce's work location more than 30 miles from Dr. Pierce's then current work location; provided in each case that the Company shall have 15 business days following its receipt of written notice from Dr. Pierce to cure any such event before it is deemed an event constituting "good cause."

        Dr. Pierce's Employment Agreement also provides that, as an inducement material to his entering into employment with the Company, Dr. Pierce shall be granted a stock option award to purchase the Company's common stock. On December 11, 2013, Dr. Pierce was granted an option to purchase 1,700,000 shares of our common stock at an exercise price of $0.31 per share outside of the 2011 Plan. The stock option vests pursuant to the following schedule, subject to Dr. Pierce's continued service for the Company through each vesting date: 34% of the shares subject to the stock option vested upon the date of grant, 33% shall vest on the one-year anniversary of the date of grant, and 33% shall vest on the two- year anniversary of the date of grant. The option may vest immediately upon a corporate transaction or change in control, as defined in the stock option award agreement.

Compensation of Directors

        All directors receive reimbursement for reasonable out-of-pocket expenses in attending Board of Directors meetings and for promoting our business. Except for such reimbursement, directors who are also employees of our Company do not receive any separate compensation for their service as directors.

2011—2013 Director Compensation Policy

        On June 30, 2011, the Board of Directors adopted a director compensation policy for non-employee directors, retroactive to the date of each non-employee director's appointment. According to such policy, the Chairman of our Board of Directors received an annual fee of $30,000 and all other non-employee directors received an annual fee of $15,000 for membership on the Board of Directors. In addition, non-employee directors received the following compensation for service on the committees of the Board of Directors beginning August 1, 2011:

  •
  The Chairman of the Audit Committee received $12,000 per year and each member of the Audit Committee received $6,000 per year;

  •
  The Chairman of the Compensation Committee received $8,000 per year and each member of our Compensation Committee received $4,000 per year;

  •
  The Chairman of our Nominating and Corporate Governance Committee received $6,000 per year and each member of the committee received $3,000 per year; and

  •
  In recognition of the significant contributions expected of the members of our Clinical and Regulatory Affairs Committee and our Financing Committee, each member of the Clinical and Regulatory Affairs Committee received $20,000 per year and each member of our Financing Committee received $40,000 per year.

        Additionally, members of all of our Board committees received a fee of $1,500 for each committee meeting attended in person and $750 for each committee meeting attended telephonically.

2014 Director Compensation Policy

        On March 7, 2014, the Compensation Committee approved a new director compensation policy, which replaces the compensation policy described above and became effective as of May 1, 2014. The new director compensation policy provides as follows:

  •
  Dr. Avtar Dhillon is to receive an annual fee of $120,000 for services provided as Chairman of the Board, Chairman of the Compensation Committee, and member of the Audit Committee and Nominating and Corporate Governance Committee. Dr. Dhillon will also receive $50,000 for services provided as a member of the Financing Committee and the Clinical and Regulatory Affairs Committee;

  •
  Dr. Anthony Maida is to receive an annual fee of $50,000 for services provided as a director, Chairman of the Audit Committee and member of the Nominating and Corporate Governance Committee. Dr. Maida will also receive $25,000 for services provided as a member of the Clinical and Regulatory Affairs Committee; and

  •
  Dr. James DeMesa is to receive an annual fee of $50,000 for services provided as a director, Chairman of the Nominating and Corporate Governance Committee, and member of the Audit Committee and Compensation Committee.

        Members of our Board committees will no longer receive additional fees for attendance at committee meetings.

Director Compensation Table

        The following table sets forth a summary of the compensation we paid to our non-employee directors in our 2013 fiscal year:

Name	Fees Earned or Paid In Cash ($)	Stock Awards ($)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All other Compensation ($)	Total ($)
Dr. Avtar Dhillon(1)	110,000	—	18,514	—	—	—	128,514
Dr. Anthony Maida(2)	60,000	—	18,514	—	—	—	78,514
Dr. James DeMesa(3)	37,750	—	18,514	—	—	—	56,264

(1)
On April 15, 2013, Dr. Dhillon was granted an option to purchase 100,000 shares of common stock with an exercise price of $0.25 and a ten-year term. The option vests over a one-year period, as follows: 25% on the date of grant, and 25% quarterly thereafter. As of July 31, 2013, Dr. Dhillon held (i) outstanding option awards to purchase up to an aggregate of 450,000 shares of common stock, and (ii) no outstanding stock awards.

(2)
On April 15, 2013, Dr. Maida was granted an option to purchase 100,000 shares of common stock with an exercise price of $0.25 and a ten-year term. The option vests over a one-year period, as follows: 25% on the date of grant, and 25% quarterly thereafter. As of July 31, 2013, Dr. Maida held (i) outstanding option awards to purchase up to an aggregate of 550,000 shares of common stock, and (ii) no outstanding stock awards.

(3)
On April 15, 2013, Dr. DeMesa was granted an option to purchase 100,000 shares of common stock with an exercise price of $0.25 and a ten-year term. The option vests over a one-year period, as follows: 25% on the date of grant, and 25% quarterly thereafter. As of July 31, 2013, Dr. DeMesa held (i) outstanding option awards to purchase up to an aggregate of 450,000 shares of common stock, and (ii) no outstanding stock awards.

(4)
Reflects the dollar amount of the grant date fair value of awards granted during our 2013 fiscal year, measured in accordance with Accounting Standards Codification Topic 718 and without adjustment for estimated forfeitures. For information on the valuation assumptions with respect to such awards, refer to Note 9, "Stock-Based Compensation," in our unaudited condensed consolidated financial statements for our 2013 fiscal year, included in our annual report on Form 10-K for the year ended July 31, 2013.

Securities Authorized for Issuance under Equity Compensation Plans

        In May 2011, our Board of Directors adopted the 2011 Plan. The 2011 Plan was approved by our stockholders in March 2012 and originally authorized the Board of Directors to grant equity awards to employees, directors, and consultants for up to 5,200,000 shares of our common stock. On April 15, 2013, our stockholders approved an amendment to the 2011 Plan to authorize the issuance of an additional 3,800,000 shares of our common stock under the 2011 Plan, increasing the total number of shares reserved for issuance under the 2011 Plan to 9,000,000 shares. On June 2, 2014, our Board approved, and is submitting to our stockholders for approval at the Annual Meeting, the amendment and restatement of the 2011 Plan to, among other things, authorize the issuance of an additional 16,000,000 shares of our common stock under the 2011 Plan, which, assuming approval by our stockholders, would increase the total number of shares reserved for issuance under the 2011 Plan to 25,000,000 shares. See "Proposal No. 3—Approval of the Amendment and Restatement of the OncoSec Medical Incorporated 2011 Stock Incentive Plan." The 2011 Plan provides for the issuance of a variety of forms of awards, including stock options, stock appreciation rights, restricted stock and restricted stock units. The following table provides information as of July 31, 2013, with respect to our equity compensation plans:

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	5,150,000	$0.23	3,083,500
Equity compensation plans not approved by security holders	—	—	—

Total	5,150,000	$0.23	3,083,500

Certain Relationships and Related Transactions

        Since August 1, 2011, there have been no transactions, or currently proposed transactions, in which we were or are to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years and in which any related person had or will have a direct or indirect material interest.

 AUDIT COMMITTEE REPORT

        The Audit Committee of the Board of Directors is responsible for providing independent, objective oversight of the Company's accounting functions and internal controls. Directors Anthony Maida and James DeMesa served on our Audit Committee during our 2013 fiscal year, with Dr. Maida serving as the Chair. Each member of the Audit Committee is an independent director. Management is responsible for internal controls and the financial reporting process. The independent registered public accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States), when required. The Audit Committee's responsibility is to monitor and oversee these processes. Subsequent to fiscal 2013, on February 27, 2014, Dr. Avtar Dhillon was appointed a member of the Audit Committee.

        In fulfilling its responsibilities, the Audit Committee met with management and the independent registered public accounting firm to review and discuss our July 31, 2013 consolidated financial statements and our 2013 fiscal year interim consolidated financial statements, including the disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our most recent annual report on Form 10-K, any material changes in accounting policies used in preparing such consolidated financial statements prior to filing the annual report on Form 10-K or our quarterly reports on Form 10-Q with the SEC, and the items required to be discussed by Statement of Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), with respect to annual consolidated financial statements, and Statement of Auditing Standards No. 100, as amended (AICPA, Professional Standards, Vol. 1. AU section 722), with respect to quarterly consolidated financial statements.

        In addition, the Audit Committee received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accounting firm's communications with the Audit Committee concerning independence, and discussed with the independent registered public accounting firm such firm's independence from the Company and its management. The Audit Committee has concluded that the independent registered public accounting firm is independent from the Company and our management.

        In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, the inclusion of the audited consolidated financial statements in the Company's annual report on Form 10-K for the year ended July 31, 2013, for filing with the SEC.

THE AUDIT COMMITTEE:
Anthony Maida (Chair) James DeMesa

 ANNUAL REPORT

        Our 2013 annual report on Form 10-K accompanies the proxy materials being provided to all stockholders. Copies of the annual report on Form 10-K, without exhibits, can be obtained without charge by contacting us at 9810 Summers Ridge Road, Suite 110, San Diego, California 92121, (855) 662-6732 Ext. 520, or through our website, located at http://www.oncosec.com.

 STOCKHOLDER PROPOSALS FOR 2015 ANNUAL MEETING

        Requirements for Stockholder Proposals to be Considered for Inclusion in Our Proxy Materials.    Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at our 2015 annual meeting of stockholders must be received by us no later than February 6, 2015, in order to be considered for inclusion in our proxy materials for that meeting and must comply with Rule 14a-8 in all respects, including delivery of proof of ownership of our common stock in accordance with Rule 14a-8(b)(2).

        Requirements for Director Nominations or Stockholder Proposals to be Brought Before an Annual Meeting.     Our Bylaws provide that, for stockholder nominations to the Board or other proposals to be considered at an annual meeting outside the process of Rule 14a-8, the stockholder must have given timely notice of the proposal or nomination in writing to the Company. To be timely for the 2015 annual meeting, a stockholder's notice must be delivered or mailed and received by our Secretary at our principal executive offices not less than 90 days prior to the date of the 2015 annual meeting. A stockholder's notice to the Company must set forth, as to each matter the stockholder proposes to bring before the annual meeting, the information required by our Bylaws. We will not entertain any proposals or nominations at such annual meeting that do not meet the requirements set forth in our Bylaws. If we comply and the stockholder does not comply with the requirements of Rule 14a-4(c)(2) under the Exchange Act, we may exercise discretion or voting authority under proxies that we solicit to vote in accordance with our best judgment on any such stockholder proposal or nomination.

OTHER MATTERS

        Our Board of Directors does not know of any other matters to be presented at the 2014 Annual Meeting of Stockholders but, if other matters do properly come before the meeting, it is intended that the persons named as proxies in the proxy card will vote on them in accordance with their best judgment.

By order of the Board of Directors,
/s/ PUNIT DHILLON Punit Dhillon President and Chief Executive Officer

San Diego, California
June 2, 2014

 Appendix A

ONCOSEC MEDICAL INCORPORATED

2011 STOCK INCENTIVE PLAN

(as amended and restated June 2, 2014)

        1.    Purposes of the Plan.    The purposes of this Plan are to attract and retain the best available personnel, to provide additional incentives to Employees, Directors and Consultants and to promote the success of the Company's business.

        2.    Definitions.    The following definitions shall apply as used herein and in the individual Award Agreements except as defined otherwise in an individual Award Agreement. In the event a term is separately defined in an individual Award Agreement, such definition shall supersede the definition contained in this Section 2.

          (a)   "Administrator" means the Board or any of the Committees appointed to administer the Plan.

          (b)   "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.

          (c)   "Applicable Laws" means the legal requirements relating to the Plan and the Awards under applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any non-U.S. jurisdiction applicable to Awards granted to residents therein.

          (d)   "Assumed" means that pursuant to a Corporate Transaction either (i) the Award is expressly affirmed by the Company or (ii) the contractual obligations represented by the Award are expressly assumed (and not simply by operation of law) by the successor entity or its Parent in connection with the Corporate Transaction with appropriate adjustments to the number and type of securities of the successor entity or its Parent subject to the Award and the exercise or purchase price thereof which at least preserves the compensation element of the Award existing at the time of the Corporate Transaction as determined in accordance with the instruments evidencing the agreement to assume the Award.

          (e)   "Award" means the grant of an Option, SAR, Dividend Equivalent Right, Restricted Stock, Restricted Stock Unit or other right or benefit under the Plan.

          (f)    "Award Agreement" means the written agreement evidencing the grant of an Award executed by the Company and the Grantee, including any amendments thereto.

          (g)   "Board" means the Board of Directors of the Company.

          (h)   "Change in Control" means a change in ownership or control of the Company after the Registration Date effected through either of the following transactions:

              (i)  the direct or indirect acquisition by any person or related group of persons (other than an acquisition from or by the Company or by a Company-sponsored employee benefit plan or by a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer made directly to the Company's stockholders which a majority of the Continuing Directors who are not Affiliates or Associates of the offeror do not recommend such stockholders accept, or

             (ii)  a change in the composition of the Board over a period of twelve (12) months or less such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who are Continuing Directors.

          (i)    "Code" means the Internal Revenue Code of 1986, as amended.

          (j)    "Committee" means any committee composed of members of the Board appointed by the Board to administer the Plan.

          (k)   "Common Stock" means the common stock of the Company.

          (l)    "Company" means OncoSec Medical Incorporated, a Nevada corporation, or any successor entity that adopts the Plan in connection with a Corporate Transaction.

          (m)  "Consultant" means any person (other than an Employee or a Director, solely with respect to rendering services in such person's capacity as a Director) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity.

          (n)   "Continuing Directors" means members of the Board who either (i) have been Board members continuously for a period of at least twelve (12) months or (ii) have been Board members for less than twelve (12) months and were elected or nominated for election as Board members by at least a majority of the Board members described in clause (i) who were still in office at the time such election or nomination was approved by the Board.

          (o)   "Continuous Service" means that the provision of services to the Company or a Related Entity in any capacity of Employee, Director or Consultant is not interrupted or terminated. In jurisdictions requiring notice in advance of an effective termination as an Employee, Director or Consultant, Continuous Service shall be deemed terminated upon the actual cessation of providing services to the Company or a Related Entity notwithstanding any required notice period that must be fulfilled before a termination as an Employee, Director or Consultant can be effective under Applicable Laws. A Grantee's Continuous Service shall be deemed to have terminated either upon an actual termination of Continuous Service or upon the entity for which the Grantee provides services ceasing to be a Related Entity. Continuous Service shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entity, or any successor, in any capacity of Employee, Director or Consultant, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director or Consultant (except as otherwise provided in the Award Agreement). An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave. For purposes of each Incentive Stock Option granted under the Plan, if such leave exceeds three (3) months, and reemployment upon expiration of such leave is not guaranteed by statute or contract, then the Incentive Stock Option shall be treated as a Non-Qualified Stock Option on the day three (3) months and one (1) day following the expiration of such three (3) month period.

          (p)   "Corporate Transaction" means any of the following transactions, provided, however, that the Administrator shall determine under parts (iv) and (v) whether multiple transactions are related, and its determination shall be final, binding and conclusive:

              (i)  a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

             (ii)  the sale, transfer or other disposition of all or substantially all of the assets of the Company;

            (iii)  the complete liquidation or dissolution of the Company;

            (iv)  any reverse merger or series of related transactions culminating in a reverse merger (including, but not limited to, a tender offer followed by a reverse merger) in which the Company is the surviving entity but (A) the shares of Common Stock outstanding immediately prior to such merger are converted or exchanged by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or (B) in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger or the initial transaction culminating in such merger, but excluding any such transaction or series of related transactions that the Administrator determines shall not be a Corporate Transaction; or

             (v)  acquisition in a single or series of related transactions by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities but excluding any such transaction or series of related transactions that the Administrator determines shall not be a Corporate Transaction.

          (q)   "Covered Employee" means an Employee who is a "covered employee" under Section 162(m)(3) of the Code.

          (r)   "Director" means a member of the Board or the board of directors of any Related Entity.

          (s)   "Disability" means as defined under the long-term disability policy of the Company or the Related Entity to which the Grantee provides services regardless of whether the Grantee is covered by such policy. If the Company or the Related Entity to which the Grantee provides service does not have a long-term disability plan in place, "Disability" means that a Grantee is unable to carry out the responsibilities and functions of the position held by the Grantee by reason of any medically determinable physical or mental impairment for a period of not less than ninety (90) consecutive days. A Grantee will not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Administrator in its discretion.

          (t)    "Dividend Equivalent Right" means a right entitling the Grantee to compensation measured by dividends paid with respect to Common Stock.

          (u)   "Employee" means any person, including an Officer or Director, who is in the employ of the Company or any Related Entity, subject to the control and direction of the Company or any Related Entity as to both the work to be performed and the manner and method of performance. The payment of a director's fee by the Company or a Related Entity shall not be sufficient to constitute "employment" by the Company.

          (v)   "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (w)  "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

              (i)  If the Common Stock is listed on one or more established stock exchanges or national market systems, including without limitation The New York Stock Exchange, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on the principal exchange or system on which the Common Stock is listed (as determined by the Administrator) on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

             (ii)  If the Common Stock is regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, its Fair Market Value shall be the closing sales price for such stock as quoted on such system or by such securities dealer on the date of determination, but if selling prices are not reported, the Fair Market Value of a share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

            (iii)  In the absence of an established market for the Common Stock of the type described in (i) and (ii), above, the Fair Market Value thereof shall be determined by the Administrator in good faith.

          (x)   "Grantee" means an Employee, Director or Consultant who receives an Award under the Plan.

          (y)   "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

          (z)   "Non-Qualified Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

          (aa) "Officer" means a person who is an officer of the Company or a Related Entity within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

          (bb) "Option" means an option to purchase Shares pursuant to an Award Agreement granted under the Plan.

          (cc) "Parent" means a "parent corporation", whether now or hereafter existing, as defined in Section 424(e) of the Code.

          (dd) "Performance-Based Compensation" means compensation qualifying as "performance-based compensation" under Section 162(m) of the Code.

          (ee) "Plan" means this 2011 Stock Incentive Plan, as amended and restated.

          (ff)  "Registration Date" means the first to occur of (i) the date the Common Stock is listed on one or more established stock exchanges or national market systems, including without limitation The New York Stock Exchange; and (ii) in the event of a Corporate Transaction, the date of the consummation of the Corporate Transaction if the same class of securities of the successor corporation (or its Parent) issuable in such Corporate Transaction shall have been sold to the general public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act of 1933, as amended, on or prior to the date of consummation of such Corporate Transaction.

          (gg) "Related Entity" means any Parent or Subsidiary of the Company.

          (hh) "Replaced" means that pursuant to a Corporate Transaction the Award is replaced with a comparable stock award or a cash incentive program of the Company, the successor entity (if applicable) or Parent of either of them which preserves the compensation element of such Award existing at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same (or a more favorable) vesting schedule applicable to such Award. The determination of Award comparability shall be made by the Administrator and its determination shall be final, binding and conclusive.

          (ii)   "Restricted Stock" means Shares issued under the Plan to the Grantee for such consideration, if any, and subject to such restrictions on transfer, rights of first refusal, repurchase provisions, forfeiture provisions, and other terms and conditions as established by the Administrator.

          (jj)   "Restricted Stock Units" means an Award which may be earned in whole or in part upon the passage of time or the attainment of performance criteria established by the Administrator and which may be settled for cash, Shares or other securities or a combination of cash, Shares or other securities as established by the Administrator.

          (kk) "Rule 16b-3" means Rule 16b-3 promulgated under the Exchange Act or any successor thereto.

          (ll)   "SAR" means a stock appreciation right entitling the Grantee to Shares or cash compensation, as established by the Administrator, measured by appreciation in the value of Common Stock.

          (mm)  "Share" means a share of the Common Stock.

          (nn) "Subsidiary" means a "subsidiary corporation", whether now or hereafter existing, as defined in Section 424(f) of the Code.

        3.    Stock Subject to the Plan.

          (a)   Subject to the provisions of Section 10, below, the maximum aggregate number of Shares which may be issued pursuant to all Awards (including Incentive Stock Options) is twenty-five million (25,000,000) Shares, and commencing with the first business day of each calendar year beginning with 2015, such maximum aggregate number of Shares shall be increased by a number equal to the lesser of (i) three percent (3%) of the number of Shares outstanding as of the last day of the immediately preceding calendar year, (ii) ten million (10,000,000) Shares, and (iii) such lesser number of Shares as may be determined by the Board. The Shares to be issued pursuant to Awards may be authorized, but unissued, or reacquired Common Stock.

          (b)   Any Shares covered by an Award (or portion of an Award) which is forfeited, canceled or expires (whether voluntarily or involuntarily) shall be deemed not to have been issued for purposes of determining the maximum aggregate number of Shares which may be issued under the Plan. Shares that actually have been issued under the Plan pursuant to an Award shall not be returned to the Plan and shall not become available for future issuance under the Plan, except that if unvested Shares are forfeited, or repurchased by the Company at the lower of their original purchase price or their Fair Market Value at the time of repurchase, such Shares shall become available for future grant under the Plan. To the extent not prohibited by the listing requirements of The New York Stock Exchange (or other established stock exchange or national market system on which the Common Stock is traded) or Applicable Law, any Shares covered by an Award which are surrendered (i) in payment of the Award exercise or purchase price (including pursuant to the "net exercise" of an option pursuant to Section 7(b)(v)) or (ii) in satisfaction of tax withholding obligations incident to the exercise of an Award shall be deemed not to have been issued for purposes of determining the maximum number of Shares which may be issued pursuant to all Awards under the Plan, unless otherwise determined by the Administrator.

        4.    Administration of the Plan.

          (a)    Plan Administrator.

              (i)  Administration with Respect to Directors and Officers.    With respect to grants of Awards to Directors or Employees who are also Officers or Directors of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws and to permit such grants and related transactions under the Plan to be exempt from Section 16(b) of the Exchange Act in accordance with Rule 16b-3. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board.

             (ii)  Administration With Respect to Consultants and Other Employees.    With respect to grants of Awards to Employees or Consultants who are neither Directors nor Officers of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. The Board may authorize one or more Officers to grant such Awards and may limit such authority as the Board determines from time to time.

            (iii)  Administration With Respect to Covered Employees.    Notwithstanding the foregoing, grants of Awards to any Covered Employee intended to qualify as Performance-Based Compensation shall be made only by a Committee (or subcommittee of a Committee) which is comprised solely of two or more Directors eligible to serve on a committee making Awards qualifying as Performance-Based Compensation. In the case of such Awards granted to Covered Employees, references to the "Administrator" or to a "Committee" shall be deemed to be references to such Committee or subcommittee.

            (iv)  Administration Errors.    In the event an Award is granted in a manner inconsistent with the provisions of this subsection (a), such Award shall be presumptively valid as of its grant date to the extent permitted by the Applicable Laws.

          (b)    Powers of the Administrator.    Subject to Applicable Laws and the provisions of the Plan (including any other powers given to the Administrator hereunder), and except as otherwise provided by the Board, the Administrator shall have the authority, in its discretion:

              (i)  to select the Employees, Directors and Consultants to whom Awards may be granted from time to time hereunder;

             (ii)  to determine whether and to what extent Awards are granted hereunder;

            (iii)  to determine the number of Shares or the amount of other consideration to be covered by each Award granted hereunder;

            (iv)  to approve forms of Award Agreements for use under the Plan;

             (v)  to determine the terms and conditions of any Award granted hereunder;

            (vi)  to amend the terms of any outstanding Award granted under the Plan, provided that any amendment that would adversely affect the Grantee's rights under an outstanding Award shall not be made without the Grantee's written consent, provided, however, that an amendment or modification that may cause an Incentive Stock Option to become a Non-Qualified Stock Option shall not be treated as adversely affecting the rights of the Grantee. Notwithstanding the foregoing, (A) the reduction or increase of the exercise price of any Option awarded under the Plan and the base appreciation amount of any SAR awarded under the Plan and (B) canceling an Option or SAR at a time when its exercise price or base appreciation amount (as applicable) exceeds the Fair Market Value of the underlying Shares, in exchange for another Option, SAR, Restricted Stock, or other Award, in each case, shall not be subject to shareholder approval;

           (vii)  to construe and interpret the terms of the Plan and Awards, including without limitation, any notice of award or Award Agreement, granted pursuant to the Plan;

          (viii)  to grant Awards to Employees, Directors and Consultants employed outside the United States on such terms and conditions different from those specified in the Plan as may, in the judgment of the Administrator, be necessary or desirable to further the purpose of the Plan; and

            (ix)  to take such other action, not inconsistent with the terms of the Plan, as the Administrator deems appropriate.

  The express grant in the Plan of any specific power to the Administrator shall not be construed as limiting any power or authority of the Administrator; provided that the Administrator may not exercise any right or power reserved to the Board. Any decision made, or action taken, by the Administrator or in connection with the administration of this Plan shall be final, conclusive and binding on all persons having an interest in the Plan.

          (c)    Indemnification.    In addition to such other rights of indemnification as they may have as members of the Board or as Officers or Employees of the Company or a Related Entity, members of the Board and any Officers or Employees of the Company or a Related Entity to whom authority to act for the Board, the Administrator or the Company is delegated shall be defended and indemnified by the Company to the extent permitted by law on an after-tax basis against all reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any claim, investigation, action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any Award granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by the Company) or paid by them in satisfaction of a judgment in any such claim, investigation, action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such claim, investigation, action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct; provided, however, that within thirty (30) days after the institution of such claim, investigation, action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at the Company's expense to defend the same.

        5.    Eligibility.    Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants. Incentive Stock Options may be granted only to Employees of the Company or a Parent or a Subsidiary of the Company. An Employee, Director or Consultant who has been granted an Award may, if otherwise eligible, be granted additional Awards. Awards may be granted to such Employees, Directors or Consultants who are residing in non-U.S. jurisdictions as the Administrator may determine from time to time.

        6.    Terms and Conditions of Awards.

          (a)    Types of Awards.    The Administrator is authorized under the Plan to award any type of arrangement to an Employee, Director or Consultant that is not inconsistent with the provisions of the Plan and that by its terms involves or might involve the issuance of (i) Shares, (ii) cash or (iii) an Option, a SAR, or similar right with a fixed or variable price related to the Fair Market Value of the Shares and with an exercise or conversion privilege related to the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions. Such awards include, without limitation, Options, SARs, sales or bonuses of Restricted Stock, Restricted Stock Units or Dividend Equivalent Rights, and an Award may consist of one such security or benefit, or two (2) or more of them in any combination or alternative.

          (b)    Designation of Award.    Each Award shall be designated in the Award Agreement. In the case of an Option, the Option shall be designated as either an Incentive Stock Option or a Non-Qualified Stock Option. However, notwithstanding such designation, an Option will qualify as an Incentive Stock Option under the Code only to the extent the $100,000 limitation of Section 422(d) of the Code is not exceeded. The $100,000 limitation of Section 422(d) of the Code is calculated based on the aggregate Fair Market Value of the Shares subject to Options designated as Incentive Stock Options which become exercisable for the first time by a Grantee during any calendar year (under all plans of the Company or any Parent or Subsidiary of the Company). For purposes of this calculation, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the grant date of the relevant Option. In the event that the Code or the regulations promulgated thereunder are amended after the date the Plan becomes effective to provide for a different limit on the Fair Market Value of Shares permitted to be subject to Incentive Stock Options, then such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment.

          (c)    Conditions of Award.    Subject to the terms of the Plan, the Administrator shall determine the provisions, terms, and conditions of each Award including, but not limited to, the Award vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment (cash, Shares, or other consideration) upon settlement of the Award, payment contingencies, and satisfaction of any performance criteria. The performance criteria established by the Administrator may be based on any one of, or combination of, the following: (i) net earnings or net income (before or after taxes), (ii) earnings per share or earnings per share growth, total units or unit growth, (iii) net sales, sales growth, total revenue or revenue growth, (iv) operating income, net operating profit or pre-tax profit, (v) return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales or revenue, (vi) cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment), (vii) earnings before or after taxes, interest, depreciation, and/or amortization, (viii) gross or operating margins, (ix) productivity ratios, (x) share price or relative share price (including, but not limited to, growth measures and total stockholder return), (xi) expense targets, (xii) margins, (xiii) operating efficiency, (xiv) market share or change in market share, (xv) customer retention or satisfaction, (xvi) working capital targets, (xvii) completion of strategic financing goals, acquisitions or alliances and clinical progress, (xviii) company project milestones and (xix) economic value added (net operating profit after tax minus the sum of capital multiplied by the cost of capital). The performance criteria may be applicable to the Company, Related Entities and/or any individual business units of the Company or any Related Entity. Partial achievement of the specified criteria may result in a payment or vesting corresponding to the degree of achievement as specified in the Award Agreement. In addition, the performance criteria shall be calculated in accordance with generally accepted accounting principles, but excluding the effect (whether positive or negative) of any change in accounting standards and any extraordinary, unusual or nonrecurring item, as determined by the Administrator, occurring after the establishment of the performance criteria applicable to the Award intended to be performance-based compensation. Each such adjustment, if any, shall be made solely for the purpose of providing a consistent basis from period to period for the calculation of performance criteria in order to prevent the dilution or enlargement of the Grantee's rights with respect to an Award intended to be performance-based compensation.

          (d)    Acquisitions and Other Transactions.    The Administrator may issue Awards under the Plan in settlement, assumption or substitution for, outstanding awards or obligations to grant future awards in connection with the Company or a Related Entity acquiring another entity, an interest in another entity or an additional interest in a Related Entity whether by merger, stock purchase, asset purchase or other form of transaction.

          (e)    Deferral of Award Payment.    The Administrator may establish one or more programs under the Plan to permit selected Grantees the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of performance criteria, or other event that absent the election would entitle the Grantee to payment or receipt of Shares or other consideration under an Award. The Administrator may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, Shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Administrator deems advisable for the administration of any such deferral program.

          (f)    Separate Programs.    The Administrator may establish one or more separate programs under the Plan for the purpose of issuing particular forms of Awards to one or more classes of Grantees on such terms and conditions as determined by the Administrator from time to time.

          (g)    Individual Limitations on Awards.

              (i)  Individual Limit for Options and SARs.    For Options and SARs that are intended to be Performance-Based Compensation, the maximum number of Shares with respect to which Options and SARs may be granted to any Grantee in any fiscal year of the Company shall be two million (2,000,000) Shares. The foregoing limitation shall be adjusted proportionately in connection with any change in the Company's capitalization pursuant to Section 10, below. To the extent required by Section 162(m) of the Code or the regulations thereunder, in applying the foregoing limitation with respect to a Grantee, if any Option or SAR is canceled, the canceled Option or SAR shall continue to count against the maximum number of Shares with respect to which Options and SARs may be granted to the Grantee. For this purpose, the repricing of an Option (or in the case of a SAR, the base amount on which the stock appreciation is calculated is reduced to reflect a reduction in the Fair Market Value of the Common Stock) shall be treated as the cancellation of the existing Option or SAR and the grant of a new Option or SAR.

             (ii)  Individual Limit for Restricted Stock and Restricted Stock Units.    For awards of Restricted Stock and Restricted Stock Units that are intended to be Performance-Based Compensation, the maximum number of Shares with respect to which such Awards may be granted to any Grantee in any fiscal year of the Company shall be two million (2,000,000) Shares. The foregoing limitation shall be adjusted proportionately in connection with any change in the Company's capitalization pursuant to Section 10, below.

          (h)    Deferral.    If the vesting or receipt of Shares under an Award is deferred to a later date, any amount (whether denominated in Shares or cash) paid in addition to the original number of Shares subject to such Award will not be treated as an increase in the number of Shares subject to the Award if the additional amount is based either on a reasonable rate of interest or on one or more predetermined actual investments such that the amount payable by the Company at the later date will be based on the actual rate of return of a specific investment (including any decrease as well as any increase in the value of an investment).

          (i)    Early Exercise.    The Award Agreement may, but need not, include a provision whereby the Grantee may elect at any time while an Employee, Director or Consultant to exercise any part or all of the Award prior to full vesting of the Award. Any unvested Shares received pursuant to such exercise may be subject to a repurchase right in favor of the Company or a Related Entity or to any other restriction the Administrator determines to be appropriate.

          (j)    Term of Award.    The term of each Award shall be the term stated in the Award Agreement, provided, however, that the term of an Incentive Stock Option shall be no more than ten (10) years from the date of grant thereof. However, in the case of an Incentive Stock Option granted to a Grantee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, the term of the Incentive Stock Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Award Agreement. Notwithstanding the foregoing, the specified term of any Award shall not include any period for which the Grantee has elected to defer the receipt of the Shares or cash issuable pursuant to the Award.

          (k)    Transferability of Awards.    Incentive Stock Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Grantee, only by the Grantee. Other Awards shall be transferable (i) by will and by the laws of descent and distribution and (ii) during the lifetime of the Grantee, to the extent and in the manner authorized by the Administrator. Notwithstanding the foregoing, the Grantee may designate one or more beneficiaries of the Grantee's Award in the event of the Grantee's death on a beneficiary designation form provided by the Administrator.

          (l)    Time of Granting Awards.    The date of grant of an Award shall for all purposes be the date on which the Administrator makes the determination to grant such Award, or such other later date as is determined by the Administrator.

        7.    Award Exercise or Purchase Price, Consideration and Taxes.

          (a)    Exercise or Purchase Price.    The exercise or purchase price, if any, for an Award shall be as follows:

              (i)  In the case of an Incentive Stock Option:

              (A)  granted to an Employee who, at the time of the grant of such Incentive Stock Option owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, the per Share exercise price shall be not less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant; or

              (B)  granted to any Employee other than an Employee described in the preceding paragraph, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

             (ii)  In the case of a Non-Qualified Stock Option, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

            (iii)  In the case of Awards intended to qualify as Performance-Based Compensation, the exercise or purchase price, if any, shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

            (iv)  In the case of SARs, the base appreciation amount shall not be less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

             (v)  In the case of other Awards, such price as is determined by the Administrator.

            (vi)  Notwithstanding the foregoing provisions of this Section 7(a), in the case of an Award issued pursuant to Section 6(d), above, the exercise or purchase price for the Award shall be determined in accordance with the provisions of the relevant instrument evidencing the agreement to issue such Award.

          (b)    Consideration.    Subject to Applicable Laws, the consideration to be paid for the Shares to be issued upon exercise or purchase of an Award including the method of payment, shall be determined by the Administrator. In addition to any other types of consideration the Administrator may determine, the Administrator is authorized to accept as consideration for Shares issued under the Plan the following:

              (i)  cash;

             (ii)  check;

            (iii)  surrender of Shares or delivery of a properly executed form of attestation of ownership of Shares as the Administrator may require which have a Fair Market Value on the date of surrender or attestation equal to the aggregate exercise price of the Shares as to which said Award shall be exercised;

            (iv)  with respect to Options, if the exercise occurs on or after the Registration Date, payment through a broker-dealer sale and remittance procedure pursuant to which the Grantee (A) shall provide written instructions to a Company designated brokerage firm to effect the immediate sale of some or all of the purchased Shares and remit to the Company sufficient funds to cover the aggregate exercise price payable for the purchased Shares and (B) shall provide written directives to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale transaction;

             (v)  with respect to Options, payment through a "net exercise" such that, without the payment of any funds, the Grantee may exercise the Option and receive the net number of Shares equal to (i) the number of Shares as to which the Option is being exercised, multiplied by (ii) a fraction, the numerator of which is the Fair Market Value per Share (on such date as is determined by the Administrator) less the exercise price per Share, and the denominator of which is such Fair Market Value per Share (the number of net Shares to be received shall be rounded down to the nearest whole number of Shares); or

            (vi)  any combination of the foregoing methods of payment.

  The Administrator may at any time or from time to time, by adoption of or by amendment to the standard forms of Award Agreement described in Section 4(b)(iv), or by other means, grant Awards which do not permit all of the foregoing forms of consideration to be used in payment for the Shares or which otherwise restrict one or more forms of consideration.

          (c)    Taxes.    No Shares shall be delivered under the Plan to any Grantee or other person until such Grantee or other person has made arrangements acceptable to the Administrator for the satisfaction of any non-U.S., federal, state, or local income and employment tax withholding obligations, including, without limitation, obligations incident to the receipt of Shares. Upon exercise or vesting of an Award the Company shall withhold or collect from the Grantee an amount sufficient to satisfy such tax obligations, including, but not limited to, by surrender of the whole number of Shares covered by the Award sufficient to satisfy the minimum applicable tax withholding obligations incident to the exercise or vesting of an Award (reduced to the lowest whole number of Shares if such number of Shares withheld would result in withholding a fractional Share with any remaining tax withholding settled in cash).

        8.    Exercise of Award.

          (a)    Procedure for Exercise; Rights as a Stockholder.

              (i)  Any Award granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator under the terms of the Plan and specified in the Award Agreement.

             (ii)  An Award shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Award by the person entitled to exercise the Award and full payment for the Shares with respect to which the Award is exercised has been made, including, to the extent selected, use of the broker-dealer sale and remittance procedure to pay the purchase price as provided in Section 7(b)(iv).

          (b)    Exercise of Award Following Termination of Continuous Service.

              (i)  An Award may not be exercised after the termination date of such Award set forth in the Award Agreement and may be exercised following the termination of a Grantee's Continuous Service only to the extent provided in the Award Agreement.

             (ii)  Where the Award Agreement permits a Grantee to exercise an Award following the termination of the Grantee's Continuous Service for a specified period, the Award shall terminate to the extent not exercised on the last day of the specified period or the last day of the original term of the Award, whichever occurs first.

            (iii)  Any Award designated as an Incentive Stock Option to the extent not exercised within the time permitted by law for the exercise of Incentive Stock Options following the termination of a Grantee's Continuous Service shall convert automatically to a Non-Qualified Stock Option and thereafter shall be exercisable as such to the extent exercisable by its terms for the period specified in the Award Agreement.

        9.    Conditions Upon Issuance of Shares.

          (a)   If at any time the Administrator determines that the delivery of Shares pursuant to the exercise, vesting or any other provision of an Award is or may be unlawful under Applicable Laws, the vesting or right to exercise an Award or to otherwise receive Shares pursuant to the terms of an Award shall be suspended until the Administrator determines that such delivery is lawful and shall be further subject to the approval of counsel for the Company with respect to such compliance. The Company shall have no obligation to effect any registration or qualification of the Shares under federal or state laws.

          (b)   As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any Applicable Laws.

        10.    Adjustments Upon Changes in Capitalization.    Subject to any required action by the stockholders of the Company and Section 11 hereof, the number of Shares covered by each outstanding Award, and the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan, the exercise or purchase price of each such outstanding Award, the maximum number of Shares with respect to which Awards may be granted to any Grantee in any calendar year, as well as any other terms that the Administrator determines require adjustment shall be proportionately adjusted for (i) any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, recapitalization, combination or reclassification of the Shares, or similar transaction affecting the Shares, (ii) any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company, or (iii) any other transaction with respect to Common Stock including a corporate merger, consolidation, acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization, liquidation (whether partial or complete) or any similar transaction; provided, however that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." In the event of any distribution of cash or other assets to stockholders other than a normal cash dividend, the Administrator shall also make such adjustments as provided in this Section 10 or substitute, exchange or grant Awards to effect such adjustments (collectively "adjustments"). Any such adjustments to outstanding Awards will be effected in a manner that precludes the enlargement of rights and benefits under such Awards. In connection with the foregoing adjustments, the Administrator may, in its discretion, prohibit the exercise of Awards or other issuance of Shares, cash or other consideration pursuant to Awards during certain periods of time. Except as the Administrator determines, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of Shares subject to an Award.

        11.    Corporate Transactions and Changes in Control.

          (a)    Termination of Award to Extent Not Assumed in Corporate Transaction.    Effective upon the consummation of a Corporate Transaction, all outstanding Awards under the Plan shall terminate. However, all such Awards shall not terminate to the extent they are Assumed in connection with the Corporate Transaction.

          (b)    Acceleration of Award Upon Corporate Transaction or Change in Control.    The Administrator shall have the authority, exercisable either in advance of any actual or anticipated Corporate Transaction or Change in Control or at the time of an actual Corporate Transaction or Change in Control and exercisable at the time of the grant of an Award under the Plan or any time while an Award remains outstanding, to provide for the full or partial automatic vesting and exercisability of one or more outstanding unvested Awards under the Plan and the release from restrictions on transfer and repurchase or forfeiture rights of such Awards in connection with a Corporate Transaction or Change in Control, on such terms and conditions as the Administrator may specify. The Administrator also shall have the authority to condition any such Award vesting and exercisability or release from such limitations upon the subsequent termination of the Continuous Service of the Grantee within a specified period following the effective date of the Corporate Transaction or Change in Control. The Administrator may provide that any Awards so vested or released from such limitations in connection with a Change in Control shall remain fully exercisable until the expiration or sooner termination of the Award.

          (c)    Effect of Acceleration on Incentive Stock Options.    Any Incentive Stock Option accelerated under this Section 11 in connection with a Corporate Transaction or Change in Control shall remain exercisable as an Incentive Stock Option under the Code only to the extent the $100,000 dollar limitation of Section 422(d) of the Code is not exceeded.

        12.    Effective Date and Term of Plan.    The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the stockholders of the Company. It shall continue in effect for a term of ten (10) years unless sooner terminated. Subject to Section 17, below, and Applicable Laws, Awards may be granted under the Plan upon its becoming effective.

        13.    Amendment, Suspension or Termination of the Plan.

          (a)   The Board may at any time amend, suspend or terminate the Plan; provided, however, that no such amendment shall be made without the approval of the Company's stockholders to the extent such approval is required by Applicable Laws.

          (b)   No Award may be granted during any suspension of the Plan or after termination of the Plan.

          (c)   No suspension or termination of the Plan (including termination of the Plan under Section 11, above) shall adversely affect any rights under Awards already granted to a Grantee.

        14.    Reservation of Shares.

          (a)   The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

          (b)   The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

        15.    No Effect on Terms of Employment/Consulting Relationship.    The Plan shall not confer upon any Grantee any right with respect to the Grantee's Continuous Service, nor shall it interfere in any way with his or her right or the right of the Company or any Related Entity to terminate the Grantee's Continuous Service at any time, with or without cause, and with or without notice.

        16.    No Effect on Retirement and Other Benefit Plans.    Except as specifically provided in a retirement or other benefit plan of the Company or a Related Entity, Awards shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or a Related Entity, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation. The Plan is not a "Pension Plan" or "Welfare Plan" under the Employee Retirement Income Security Act of 1974, as amended.

        17.    Stockholder Approval.    The grant of Incentive Stock Options under the Plan shall be subject to approval by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted excluding Incentive Stock Options issued in substitution for outstanding Incentive Stock Options pursuant to Section 424(a) of the Code. Such stockholder approval shall be obtained in the degree and manner required under Applicable Laws. The Administrator may grant Incentive Stock Options under the Plan prior to approval by the stockholders, but until such approval is obtained, no such Incentive Stock Option shall be exercisable. In the event that stockholder approval is not obtained within the twelve (12) month period provided above, all Incentive Stock Options previously granted under the Plan shall be exercisable as Non-Qualified Stock Options.

        18.    Unfunded Obligation.    Grantees shall have the status of general unsecured creditors of the Company. Any amounts payable to Grantees pursuant to the Plan shall be unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974, as amended. Neither the Company nor any Related Entity shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Grantee account shall not create or constitute a trust or fiduciary relationship between the Administrator, the Company or any Related Entity and a Grantee, or otherwise create any vested or beneficial interest in any Grantee or the Grantee's creditors in any assets of the Company or a Related Entity. The Grantees shall have no claim against the Company or any Related Entity for any changes in the value of any assets that may be invested or reinvested by the Company with respect to the Plan.

        19.    Construction.    Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term "or" is not intended to be exclusive, unless the context clearly requires otherwise.

        20.    Nonexclusivity of the Plan.    Neither the adoption of the Plan by the Board, the submission of the Plan to the stockholders of the Company for approval, nor any provision of the Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of Awards otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

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ONCOSEC MEDICAL INCORPORATED
9810 SUMMERS RIDGE ROAD, SUITE 110	ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
SAN DIEGO, CA 92121

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS   PROXY   CARD   IS    VALID   ONLY   WHEN   SIGNED   AND   DATED.

	For All		Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote
FOR the following:	☐		☐	☐

1. Election of Directors
Nominees

01 Dr. Avtar Dhillon	02 Dr. Anthony Maida		03 Dr. James DeMesa		04 Punit Dhillon

The Board of Directors recommends you vote FOR proposals 2. and 3.					For	Against	Abstain

2. To ratify the appointment of Mayer Hoffman McCann P.C. as the Company’s independent registered public accounting firm for the fiscal year ending July 31, 2014.					☐	☐	☐

3.     To approve the amendment and restatement of the Company’s 2011 Stock Incentive Plan (the “2011 Plan”) to, among other things, authorize the issuance of an additional 16,000,000 shares of common stock under the 2011 Plan.

					☐	☐	☐

NOTE: To transact other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

For address change/comments, mark here.			☐
(see reverse for instructions)	Yes	No

(Please indicate if you plan to attend this meeting)	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K is/are available at www.proxyvote.com .

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ONCOSEC MEDICAL INCORPORATED
Annual Meeting of Stockholders
July 18, 2014 9:00 AM Pacific Time
This proxy is solicited by the Board of Directors

The stockholders hereby appoints Punit Dhillon, President and Chief Executive Officer and a director of OncoSec Medical Incorporated, and Dr. Avtar Dhillon, Chairman of the Board and a director of OncoSec Medical Incorporated, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of ONCOSEC MEDICAL INCORPORATED that the stockholders are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM, PDT on July 18, 2014, at the Principal Executive Office, 9810 Summers Ridge Road, Suite 110, San Diego, California 92121, and any adjournment or postponement thereof.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE PREPAID ENVELOPE. YOUR PROXY IS BEING SOLICITED BY THE COMPANY’S BOARD OF DIRECTORS. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS.

Address Change/Comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

QuickLinks

ONCOSEC MEDICAL INCORPORATED
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on July 18, 2014
PROPOSAL NO. 1 ELECTION OF DIRECTORS
PROPOSAL NO. 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PROPOSAL NO. 3 APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE ONCOSEC MEDICAL INCORPORATED 2011 STOCK INCENTIVE PLAN
CORPORATE GOVERNANCE
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION
Equity Compensation Plan Information
AUDIT COMMITTEE REPORT
ANNUAL REPORT
STOCKHOLDER PROPOSALS FOR 2015 ANNUAL MEETING
OTHER MATTERS
  Appendix A
ONCOSEC MEDICAL INCORPORATED 2011 STOCK INCENTIVE PLAN (as amended and restated June 2, 2014)